U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Consent Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Consent Statement      |_|  Confidential For Use of the
                                              Commission Only (as Permitted by
                                              Rule 14a-6(e) (2))
|_|   Definitive Consent Statement
|_|   Definitive Additional Materials
|_|   Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                                VACU-DRY COMPANY
                (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Consent Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|   No fee required.

|X|   Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:
            $14,750,000
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      (5)   Total Fee Paid: $2,950

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------

      (3)   Filing Party:

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      (4)   Date Filed:

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

                          NOTICE AND CONSENT STATEMENT

                    FOR ACTION TO BE TAKEN BY WRITTEN CONSENT
                      IN LIEU OF A MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF VACU-DRY COMPANY:

      Attached hereto is a Consent Statement which solicits the written consent of the shareholders of Vacu-dry Company (the "Company") to approve the sale of certain of the intangible assets and some of the equipment of the Company relating to its product lines of processed apple products and products containing processed apple products (the "Transaction"). The affirmative written consent of a majority of the issued and outstanding shares of Common Stock of the Company is required to approve the Transaction.

      THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED, AND RECOMMENDS THAT YOU VOTE "FOR", THE PROPOSED SALE OF THE COMPANY'S PROCESSED APPLE PRODUCTS LINES OF BUSINESS.

      Attached to the Consent Statement is a Consent Card which provides for approval of the Transaction. The procedure for indicating approval of the Consent Resolution is described in the Consent Statement. The Consent Statement and the accompanying Consent Card are intended to be sent to Shareholders on or about July 14, 1999. The Company has set July 24, 1999 as the target date by which the Board of Directors desires to receive all written consents of Shareholders.

      All Shareholders are urged to sign and return the enclosed Consent Card as promptly as possible.

                                    By Order of the Board of Directors,


                                    Gary L. Hess
                                    President

Santa Rosa, California
July 14, 1999

                                VACU-DRY COMPANY
                         100 Stony Point Road, Suite 200
                          Santa Rosa, California 95401

                                CONSENT STATEMENT
                    FOR SHAREHOLDER ACTION BY WRITTEN CONSENT

      This Consent Statement is furnished in connection with the solicitation by the Board of Directors of Vacu-dry Company (the "Company") of the written consent of shareholders to approve the sale of certain of the intangible assets and some of the equipment of the Company relating to its product lines of processed apple products and products containing processed apple products (the "Transaction").

      The Transaction is expected to close (the "Closing Date") as soon as shareholder approval is obtained, but in no event later than September 30, 1999. The Company requests that all written consents be delivered to the Company on or before July 24, 1999. This Notice and Consent Statement and the enclosed Consent Card are first being mailed to shareholders of record at July 2, 1999 on or about July 14, 1999.

      Accompanying the Consent Statement is a Consent Card which provides for adoption of the Consent Resolution (the "Consent Resolution") and approval of the Transaction. The procedure for indicating approval of the Consent Resolution is described in detail in this Consent Statement.

VOTING SECURITIES; RECORD DATE

      The matter being submitted for shareholder approval is to be acted upon by Written Consent, without a meeting, rather than by a vote held at a meeting. The Company has only one class of voting security, its Common Stock, entitled to one vote per share. As of the close of business on July 2, 1999, there were _________ shares of the Company's Common Stock issued and outstanding. Only shareholders of record at the close of business on July 2, 1999 are entitled to act upon this matter by Written Consent.

DISSENTERS' RIGHTS

      Under California law, shareholders of the Company are not entitled to dissenter's rights in connection with the Transaction.

SOLICITATION OF WRITTEN CONSENTS

      Under California law and the Company's Bylaws, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. The matter being considered by the shareholders is being submitted for action by written consent, rather than by votes cast at a meeting. Set forth below under the caption "Proposal 1" is the text of the Consent Resolution being submitted for shareholder adoption by written consent. The Consent Resolution provides for the approval of the Transaction which is more fully described under the caption "APPROVAL OF THE SALE OF THE PROCESSED APPLE PRODUCT LINES " below. The Consent Resolution will be effective on the date on which the written consents of a majority of the shares of Common Stock issued and outstanding approving the Consent Resolution are received by the Company (the "Effective Date"). The Company requests that all written consents be delivered to the Company on or before July 24, 1999.

      Shareholders are being requested to indicate approval of and consent to the adoption of the Consent Resolution by exercising the enclosed Consent Card and by checking the box which corresponds to the action the shareholder wishes to take. FAILURE TO CHECK ANY OF THE BOXES WILL, IF THE


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

CONSENT CARD HAS BEEN SIGNED, CONSTITUTE APPROVAL OF AND CONSENT TO THE ADOPTION OF THE CONSENT RESOLUTION. The text of the Consent Resolution has not been set out on the Consent Card because of space limitations. Nevertheless, signing and indicating approval on the Consent Card will be deemed to be written consent to the adoption of the Consent Resolution.

      Execution of the Consent Resolution by execution of the Consent Card will constitute your approval of the Transaction as a shareholder of the Company. The failure to execute and return a consent, and all abstentions and broker non-votes, will have the same effect as a vote against the Consent Resolution. Shareholders who do not approve and consent to the adoption of the Consent Resolution by execution of the Consent Card will nonetheless be bound by the Consent Resolution if sufficient written consents are received by the Company on or before the Effective Date to approve the Consent Resolution.

      The Board of Directors requests that each shareholder execute, date and mail or deliver the Consent Card to the Company at the following address:

                                Vacu-dry Company
                         100 Stony Point Road, Suite 200
                          Santa Rosa, California 95401

      Any Consent Card executed and delivered by a shareholder may be revoked by delivering written notice of such revocation prior to the Effective Date to the Company at the address set forth below. Consent Cards may not be revoked after the Effective Date.

                                Vacu-dry Company
                         100 Stony Point Road, Suite 200
                          Santa Rosa, California 95401

Solicitation

      The Company will bear the entire cost of soliciting consents from its shareholders, including preparation, assembly, printing and mailing of this Consent Statement, the consent card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. Original solicitation of consents by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by representatives of the Company. No additional compensation will be paid to such persons for such services. The Company has also retained the firm of D.F. King to assist in the solicitation of consents at a cost of approximately $5,000 plus reasonable out-of-pocket expenses.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      The Company is including the following cautionary statement in this Consent Statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward looking statements made by, or on behalf of, the Company. Forward looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions, and other statements which are other than statements of historical facts. Certain statements contained herein are forward looking statements and, accordingly, involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward looking statements. In addition to other factors and matters discussed elsewhere herein, these risks and uncertainties include, but are not limited to, uncertainties affecting the food processing industry, risks associated with fluctuations in the price and availability of raw materials, management of growth, adverse publicity affecting organic foods or the Company's products, and product recalls. The Company's expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitation, management's examination of historical operating trends,


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

data contained in the Company's records and other data available from third parties, but there can be no assurance that management's expectations, beliefs or projections will result or be achieved or accomplished. The Company disclaims any obligation to update any forward looking statements to reflect events or circumstances after the date hereof.

                                   THE COMPANY

                             DESCRIPTION OF BUSINESS

      Vacu-dry Company (the "Company" or "Vacu-dry") was incorporated in California on December 27, 1946 and has been engaged in the production of low moisture fruits since 1933. The Company's business is the development, production and marketing of fruit products. The Company's products include low moisture and evaporated fruits, bulk apple juice, apple juice concentrate, private label drink mixes and low moisture food for the food storage market. The Company also markets a broad line of packaged organic dried fruits and organic chilled, pasteurized fruit juices and drinks under the Made In Nature(R) brand.

      On June 11, 1998, the Company acquired (through a subsidiary, Made In Nature Company, Inc. ("MINCO")) the business, assets and certain of the liabilities of Made In Nature, Inc., a natural foods marketer. Made In Nature, Inc. was founded in 1989 and was the first company to introduce a line of certified organic fresh produce. Made In Nature, Inc. was sold to Dole Food Company in August 1994. In April of 1996, Made In Nature, Inc.'s co-founder purchased all of its stock from Dole and redirected its marketing focus from fresh produce to packaged foods. In conjunction with the Company's acquisition of Made In Nature, Inc., Takanashi Milk Products Company of Japan ("Takanashi") (its largest ingredients customer) became a minority shareholder of MINCO.

      The purchase of the Made In Nature brand and certain related assets was intended to further the Company's strategic objective of diversifying its fruit products. The Company believes that the acquisition of MINCO will give the Company access to the fast growing natural and organic foods categories. The Company's goal is to build a premier natural foods brand. It intends to accomplish this through marketing efforts and rapid growth achieved through the expansion of distribution as well as the introduction of new products.

      Effective October 13, 1992, the Company entered into a representation agreement with Confoco, Inc. for the sale of low moisture banana and pumpkin flakes. For the year ended June 30, 1996, Vacu-dry recorded sales of $2,478,000 of Confoco products. The representation agreement was terminated effective July 1, 1996. The Company has representation agreements with Zoria Farms (assorted dried fruits), Meduri Farms (dried and infused fruits) and Apple Valley Juice (apple fiber). These agreements expire, November 3, 1999, January 15, 2001 and March 30, 2001, respectively.

INDUSTRY SEGMENT INFORMATION

      The Company has historically reported under a single industry segment within the food industry. Selective financial information relating to the industry segment is as follows:


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

                                   1998            1997            1996
                                   ----            ----            ----

      Net Sales                    $26,094,000     $23,798,000     $26,553,000
      Earnings before
      income taxes                 $ 1,429,000     $   749,000     $   651,000
      Identifiable Assets          $20,776,000     $14,576,000     $13,587,000

      For the year ended June 30, 1999 the Company will be required to adopt Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures About Segments of An Enterprise and Other Information." SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. Under these standards, the Company will be required to disclose three reportable segments: evaporated and low moisture fruits and juices and long-term food storage (Perma Pak(R)), organic dried fruits and juices (Made In Nature), and real estate.

      The Company's export sales are dependent on foreign crop conditions and exchange rates. The Company's export sales were $1,883,000, $2,536,000 and $2,498,000 for fiscal year 1998, 1997 and 1996, respectively.

Dried Fruit Ingredients

      BUSINESS. Through drying processes, the moisture in apples is reduced from original levels of 85%-90% to as low as 2%. In addition, the Company purchases other fruits such as apricots, dates, peaches and prunes, which have been partially dried, and further reduces the moisture in these fruits to levels of approximately 3%. The resultant low moisture products are much lighter in weight and less bulky than their raw, canned or frozen counterparts. Because of their extreme dryness, low moisture fruit products require no refrigeration or other special storage conditions. Other advantages include consistent product quality, economical packaging and convenience in handling and use.

      INDUSTRY AND COMPETITION. The low moisture food industry in the United States is comparatively small with only a few processors engaged in the dehydration of fruits to low moisture levels (2% to 5% moisture). The Company has one major domestic competitor (Tree Top), a few smaller domestic competitors and several foreign competitors in the low moisture and evaporated businesses. Numerous processors compete in the business of producing bulk apple juice and concentrate.

      SALES AND MARKETING. The Company's sales are worldwide but principally to manufacturers in the United States and Canada. The Company's products are primarily sold through brokers to major food processors, bakeries, food storage and food service operators and to federal and state institutions.

      Approximately 90% of the Company's sales are generated from annual contracts that are normally written between August and November of each year. Most of these contracts are for one year. The sales price is normally fixed. During the fiscal year, the customer will order against these contracts, and the Company will invoice the customer based upon the price and other terms and conditions of the contract. The Company incurs risk under these contracts because the total quantity of raw materials required to fulfill these contracts has normally not been procured at the time the contracts are written. More than half of the Company's raw material requirements are not purchased under contract. If the price of raw materials increases or decreases, the Company will either benefit from or will absorb these variances from what was budgeted. The Company's raw material costs and the related yield in processing can vary from year to year. This process has existed for many years, and the Company has experience in dealing with this risk.


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

      The Company's three largest customers accounted for approximately 17% of gross sales in 1998. The loss of any one or more of these customers could have a material adverse effect on the Company.

      SOURCES OF SUPPLY. In terms of volume, apples represent the major fruit handled by the Company. The Company's production facility is designed to process fresh fruit in addition to partially dehydrated dried fruits or vegetables. The sources of apple raw material supply are individual apple growers, apple fresh packing operators and, in emergencies, other dried apple processors. The majority of the Company's raw apple supply comes from California. In some years, due to crop conditions, the percentage of fruit purchased from out-of-state sources may increase. In those years, the Company incurs increased costs due to additional freight. The Company strives to reflect such cost increases in selling price adjustments, but, if unsuccessful, it will absorb such costs.

      Other important fruits, including peaches, apricots and prunes, are obtained principally from dried fruit packing houses in California. Supplies of these fruits are expected to be sufficient to meet the needs of our regular customers. For other supplies, including cans and packaging materials, the Company draws from a number of vendors and expects that adequate supplies will be available.

      SEASONAL NATURE OF BUSINESS. The business of producing evaporated apples, bulk apple juice and concentrate is seasonal, beginning in August and usually ending in March or April. In fiscal 1998, the Company changed its production plan and, as a result, production was compressed into a shorter period of months. Inventories of fresh and dried apples, packaging materials and finished goods as of June 30, 1998, were approximately 21% of annual net sales. The Company experiences a normal seasonal increase in inventories and related short-term borrowings during the second and third quarters of the fiscal year.

FOOD STORAGE

      BUSINESS. The Company manufactures a broad line of food storage products under the Perma Pak label. Dried food ingredients are purchased or, in some cases, manufactured by the Company and canned utilizing a special process which creates a low oxygen environment, allowing prolonged shelf stability. Perma Pak products are sold with a guaranteed life of eight years from the date of manufacture.

      SALES AND MARKETING. Sales of Perma Pak products are principally to a master distributor located in the United States, which creates food storage units designed to supply a family's nutritional needs for up to a year. These units contain both Perma Pak and other products, and are sold by the master distributor through a multi-level marketing system. Current levels of Perma Pak inventory are high (see below), and the Company is actively seeking new channels of distribution for its Perma Pak product lines, including direct-to-consumer sales over an Internet web site.

      SOURCES OF SUPPLY AND INVENTORY. Although certain dried fruit products contained in the Perma Pak line are manufactured by the Company. Most supplies are drawn from a number of vendors and the Company expects that adequate supplies will be available. Current inventories include $1,189,000 of raw materials and $3,360,000 of finished goods, a high level relative to current weekly sales. This high level of inventory resulted from a rapid escalation in sales due to Year 2000 (Y2K) concerns, followed by a sudden and unexpected sales drop in March of 1999 as predictions of Y2K disruptions were tempered.

ORGANIC PACKAGED PRODUCTS AND INGREDIENTS

      BUSINESS. Through its subsidiary, Made In Nature Company, Inc. ("MINCO"), the Company markets a broad line of packaged organic dried fruits and organic chilled and pasteurized fruit juices and drinks under the Made In Nature(R) brand. The products are principally sold through brokers to natural food distributors and supermarkets in the United States and Canada. In addition, MINCO supplies leading food manufacturers, mostly in Japan, with organic fruit juice concentrates. The Company's objective is to build a premier natural foods brand. The Company believes that this objective can be achieved, in part, through rapid growth. There is no assurance that such growth can be achieved or, if it can, that the resulting


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demands that will be placed on the Company's management, working capital, financial and management and control systems, and its supply, production and distributions systems can be adequately managed.

      COMPETITION. In the organic food categories in which MINCO competes, the competition is relatively small. In the organic chilled beverage category (on a national basis), MINCO has two major direct competitors. In the organic dried fruit and vegetable category (on a national basis), MINCO has two major direct competitors. In the mass-market sector, MINCO has many large competitors, but none of these competitors is currently marketing an organic product. MINCO's growth will depend on its ability to continue to expand distribution in conventional supermarkets and in natural food specialty markets. Distribution through both channels presents significant marketing challenges, risks and distribution costs. There is no assurance that MINCO can achieve trade or consumer expansion in either channel. MINCO's products are generally premium-priced and may be sensitive to national and regional economic conditions.

      SOURCES OF SUPPLY. MINCO contracts with growers and grower-packers for the purchase of its organic raw material. Packaging is done under contract. MINCO is a marketing company and has no production facilities. Although MINCO has contractual obligations to purchase certain raw materials, it does not take possession of the inventory until packaged and invoiced by the contract packer. Although organic farming has increased over the last five years, as with all agricultural products, shortages can occur. A significant shortage of raw materials may have a material adverse effect on MINCO.

      LICENSING AGREEMENTS. Made In Nature(R) brand fresh produce is sold under a licensing agreement with MINCO through Made In Nature Fresh, Inc., which is a subsidiary of New World Marketing LLC, the largest distributor of fresh organic produce in North America. In 1996, Made In Nature, Inc. licensed the use of its brand in Japan to Takanashi, which intends to market Made In Nature brand products throughout Japan.

      ORGANIC CERTIFICATION. The value of the Made In Nature brand is dependent on the organic certification. The loss of this certification would have a material adverse effect on MINCO. MINCO is dependent upon consumers' perception of the safety, quality, and possible dietary benefits of its products. As a result, substantial negative publicity concerning organic products, MINCO's products or the products of its licensees could have a material adverse effect on MINCO's business, financial condition or results of operations.

      The USDA has been developing the rules for the National Organic Program for eight years, as mandated in the Organic Food Protection Act of 1990. The proposed rules were released in early 1998 and were met with significant opposition. Due to this opposition the USDA is re-evaluating the proposed rules. If the USDA rules do not provide the restrictions emphasized in the opposition to initial proposal, the image of "organic" by the consumer may be impaired and as a result negatively affect MINCO's sales.

      INVENTORIES. MINCO's inventories of raw materials and finished goods on hand as of March 31, 1999 were $1,948,000. It is anticipated that building the Made In Nature brand will increase working capital requirements. Based upon Made In Nature Inc.'s prior operating losses, there is no assurance that MINCO can achieve profitable operations.

BACKLOG

      The dollar amount of order and contract backlog believed to be firm as of May 31, 1999, September 1, 1998, September 1, 1997 is $15,226,000, $12,478,000,
and $10,186,000, respectively. The dollar value of backlog varies during the year, with the peak usually occurring during the September through December period.

      The Company anticipates that it will liquidate substantially all of the apple ingredients inventory between the Closing Date and September 30, 1999. Pursuant to the Purchase Agreement, Tree Top has agreed to purchase any such Inventory remaining unsold as of September 30, 1999, other than distressed


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Inventory, at its agreed purchase price as set forth in the Purchase Agreement.
Tree Top may not purchase more than $2,750,000 worth of inventory.

TRADEMARKS

      The Company holds the following registered trademarks: Vacu-dry, Made In Nature, Apple Munchies, Noah's Ark, Fruit Galaxy, Perma-Pak and Pantri Reserve. Sales of trademarked goods account for the majority of the Company's total sales. Vacu-dry, Made In Nature and Perma-Pak are the predominant trademarks of those listed above. The Company is selling the trade name, trademark rights, and goodwill of "Vacu-dry" as part of the Transaction. The Made In Nature brand is important to the Company in connection with the sale of its branded organic products.

RESEARCH AND DEVELOPMENT

      For information on research and development expenditures, see Note 14 to the Financial Statements for the year ended June 30, 1998.

ENVIRONMENTAL MATTERS

      The Company has complied with all governmental regulations regarding protection of the environment. No material capital expenditures are anticipated for environmental control facilities during the next fiscal year.

EMPLOYEES

      The Company normally employs an average of approximately 265 persons. This number varies throughout each year and increases during periods of high production. Of the 265 employees, approximately 200 are represented by the General Truck Drivers, Warehousemen and Helpers Union, Local #624. A collective bargaining agreement with those employees expired June 30, 1999, and is being extended on a short term basis by agreement of the parties. The Company anticipates substantially reducing its workforce following the Closing of the Transaction.

INSURANCE

      The Company maintains product, property, and general liability insurance plus umbrella liability coverage. The Company does not carry any product recall coverage. While management feels the limits and coverage are adequate relative to the related risk, there is no assurance that this insurance will be adequate to protect the Company from product liability claims. A product recall could have a material adverse effect on the Company's business, financial condition and results of operations.

                                   PROPERTIES

      The principal administrative offices for Vacu-dry and MINCO are located in Santa Rosa, California. Approximately 9,200 square feet of office space is leased through December, 2003.

      The Company owns 15 acres of land and approximately 95,000 square feet under roof at 1365 Gravenstein Hwy So., Sebastopol, California. This facility (formerly described as Plant #1) was used for the dehydration of fruits to low moisture prior to the consolidation of this operation into the main processing plant (formerly described as Plant #2), located at 2064 Gravenstein Hwy No., Sebastopol, California. As of June 30, 1998, the Company has leased approximately 71,400 square feet of this facility to third parties, which comprises 90% of the leaseable square footage. The Company's research and development department is located at this facility. The Company has a $2.1 million loan associated with this property which matures in December, 2003.


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

      The Company owns 66 acres of land and approximately 298,000 square feet under roof at 2064 Gravenstein Hwy. No., Sebastopol, California. As of March 31, 1999, this facility is the Company's only active processing plant. The buildings include facilities to process fresh apples into dried products, bulk apple juice and concentrate. In addition to the facilities for the dehydration of apples and other fruits, there is also warehouse space, cold storage, and office accommodations. During fiscal 1998, the production operations functioned at approximately 115% of the single shift capacity. The Company has leased approximately 78,500 square feet of excess warehouse space to various tenants at this location. The primary tenant, occupying 51,200 square feet extended its lease through April 2006. The Company has no debt associated with this facility.

                                LEGAL PROCEEDINGS

      The Company has no material legal proceedings pending.

                                   PROPOSAL 1
            APPROVAL OF THE SALE OF THE PROCESSED APPLE PRODUCT LINES

      Pursuant to an Asset Purchase Agreement dated June 21, 1999 (the "Purchase Agreement") between the Company and Tree Top, Inc., a Washington corporation ("Tree Top"), a copy of which is attached to this Consent Statement as Annex A, the Company proposes to sell to Tree Top certain of the intangible assets and some of the equipment relating to Vacu-dry's product lines of processed apple products and products containing processed apple products (collectively referred to as either the "Product Lines" or the "Transferred Assets"). Not included in the sale are the Company's vacuum dried, mixed fruit, or organic processed apple product lines, nor products containing processed apples sold at retail by the Company.

      The purchase price is $12,000,000, to be paid in cash at closing. In addition, any of the Company's apple products inventory remaining unsold as of September 30, 1999, other than distressed inventory, will be purchased by Tree Top at an agreed purchase price. Tree Top may not purchase more than $2,750,000 worth of inventory. Tree Top is not assuming any of the Company's liabilities. In connection with the Transaction, the Company will agree not to compete with Tree Top in the processed apple product lines of business for a period of ten years, and two of the Company's shareholders and directors will agree not to compete for three years. The sale is subject, among other things, to approval by the Company's shareholders.

BACKGROUND TO THE SALE

      The decision of the Board to approve the Sale on June 14, 1999 followed intensive efforts over a three-year period to evaluate and improve the returns achieved by the Product Lines, as described below.

      On April 3, 1997, management presented a comprehensive analysis of the Company's strategic position to the Board and recommended a substantial re-orientation of the Product Lines. Principal conclusions of this analysis included the following:

o Shareholder returns from the Product Lines had been wholly inadequate for several years;

o The commodity nature of the Product Lines made low-cost production essential for the Company's survival;

o The current location of the Product Lines in Sebastopol, California was unsustainable due to the inadequate local supply of apples and the associated cost of transporting required apple tonnage from more distant areas;


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o     At the then prevailing market capitalization of the Company, liquidation would provide shareholders with an attractive rate of return.

      The Board accepted these conclusions and directed management of the Company to intensively pursue a range of options for enhancing returns from the Product Lines, all of which included a relocation of fresh apple processing from the current Sebastopol location.

      Between April of 1997 and February of 1998 the Company undertook a global search for attractive apple processing locations. These efforts resulted in China being identified as the most promising location for achieving low cost production in the mid- to long-term, and in February of 1998 intensive negotiations with a potential joint venture partner in Shandong Province, China were initiated. Despite their best efforts, the parties were ultimately unable to reach agreement on certain key issues and these negotiations were terminated in May of 1998.

      In June of 1998 the Company initiated an in-depth study of options for relocating fresh apple processing operations to the Central Valley of California. On October 12, 1998 management presented the Board with an initial review of relocation options, and was directed by the Board to prepare a valuation analysis of certain principal options. This analysis, presented to the Board on November 13, 1998, included the following principal conclusions:

o     Operations in Sebastopol continued to be unsustainable;

o Construction of an entirely new facility in the Central Valley of California was not a feasible option due to the large amount of capital which would be required and the subsequent competitive vulnerability of the Company;

o Joint operation of an existing facility in the Central Valley which manufactured similar products would be an attractive option if there were sufficient overlap in equipment and processing techniques;

o Sale of the Product Lines to a party engaged in similar operations could result in an attractive return.

      The Board accepted these conclusions and directed management to pursue negotiations for joint operation of the existing facility in the Central Valley which had been identified as utilizing equipment and processes similar to those of the Product Lines.

      Between December of 1998 and April of 1999 management conducted intensive negotiations with the owner of the Central Valley facility toward establishment of a joint venture to operate the facility. As negotiations progressed, it became clear that the initially anticipated synergies in equipment utilization and processing techniques would be difficult to realize without substantial modifications to the facility, and that the required capital expenditures would be much higher than expected. On April 15, 1999, the parties held a meeting at which it was decided to terminate further discussions relating to the proposed joint venture.

NEGOTIATIONS RELATING TO THE SALE

      In November of 1998, senior executives of Tree Top requested a meeting with the Company to discuss a possible transaction involving the sale of the processed apple product lines. At this meeting, the parties discussed the possible scope and terms of such a sale. It became clear that the parties' price expectations differed substantially, and the meeting was terminated with each party agreeing to review its position on price.

      In April of 1999, Tree Top again contacted the Company to express its continued interest in acquiring the Product Lines. The Company indicated its willingness to re-open discussions, and in May of 1999 a second meeting was held to explore the scope and terms of a possible sale. At this meeting, preliminary agreement was reached on scope and the parties substantially narrowed the difference between their price expectations. During several subsequent telephone discussions between the parties sufficient consensus on price and terms was reached to warrant the initiation of negotiations on a definitive agreement for the proposed transaction, and on May 19, 1999 the parties entered into a confidentiality agreement to allow for the exchange of certain information necessary for such negotiations to commence. On May 21, 1999 the Company engaged Sutter Securities Incorporated ("Sutter"), an investment banking and advisory firm, to advise the Company as to the fairness of the transactions under the terms and conditions then proposed by the parties.

      The parties continued negotiations through May and early June and reached substantial agreement on the principal terms of the proposed transaction by June
11. On June 14, a Board meeting was held at which Sutter delivered its oral opinion that the Transaction was fair, from a financial point of view, to the Company's shareholders, and the Board authorized management to complete the Transaction. Final negotiations between the parties were completed during the ensuing week, and signed documents were delivered June 21.

REASONS FOR THE SALE

      The Board believes that the Transaction is in the best interest of the Company and unanimously recommends that the shareholders of the Company vote FOR approval of the Transaction.

      The following are material factors, among others, considered by the Board in reaching its conclusion to recommend the Transaction:

o The present and prospective inability of the processed apple product lines to generate adequate shareholder returns in its present configuration.

o The inability, despite the intensive efforts described above, to achieve an acceptable reconfiguration of the Product Lines.

o The price offered by Tree Top, considered in light of the historical and projected earnings of the Product Lines.

o The oral opinion of Sutter provided to the Board on June 14, 1999 stated that the consideration to be received pursuant to the Agreement was fair, from a financial point of view, to the Company's shareholders. Sutter is providing a written opinion dated July __, 1999 confirming its oral opinion. A full text of this opinion is attached as Annex B to this Consent Statement and is incorporated herein by reference.

o The low probability of receiving a higher price from a third party. Although the Company did not advertise for potential purchasers, the Board took into account the opinion of the Company's management and Sutter that in light of the low returns generated by the Product Lines, it was unlikely that a third party would be prepared to pay a higher price for the Product Lines than Tree Top.

o The ability of the Company to retain its valuable real estate assets under the terms of the Transaction. G.F. Hornsby & Associates, an independent appraisal firm, in a report dated June 3, 1998, appraised the value of the Company's properties in Sebastopol, California at $13,100,000.

o The financial ability of Tree Top to consummate the proposed transaction, as evidenced by its deposit into escrow of a Letter of Credit for the entire purchase price.

      In view of the wide variety of factors considered in connection with its evaluation of the Transaction, the Board did not find it practical to, and did not, quantify or otherwise assign relative weights to specific factors considered in reaching its determination.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

      The Company retained Sutter on May 21, 1999, to render an opinion to the Vacu-dry Board as to the fairness, from a financial point of view, of a proposed transaction with Tree Top to the public shareholders of Vacu-dry. On June 14, 1999, Sutter rendered its oral opinion to the Board of Directors of Vacu-dry that the Transaction was fair, from a financial point of view, to the public shareholders of Vacu-dry. Sutter subsequently issued its written opinion to the Board of Directors of Vacu-dry which has been updated to the date of this Consent Statement (the "Sutter Opinion").

      THE FULL TEXT OF THE SUTTER OPINION IS ATTACHED AS ANNEX B TO THIS CONSENT STATEMENT. HOLDERS OF VACU-DRY COMMON STOCK ARE URGED TO, AND SHOULD, READ THE SUTTER OPINION CAREFULLY IN ITS ENTIRETY IN CONJUNCTION WITH THIS CONSENT STATEMENT FOR ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY SUTTER.

      The Sutter Opinion addresses only the fairness of the Merger, from a financial point of view, to the shareholders of Vacu-dry and does not constitute a recommendation to any shareholder of Vacu-dry as to how such shareholder should vote with respect to the approval of the Merger. The summary of the Sutter Opinion set forth in this Consent Statement is qualified in its entirety by reference to the full text of such opinion.

      The Company engaged Sutter as its financial advisor due to the record and experience of its principals in rendering fairness opinions. In requesting Sutter's fairness opinion, the Company did not give any special instructions to Sutter or impose any limitations upon the scope of the investigations that Sutter deemed necessary to enable it to deliver its opinion. During the past five years, neither Sutter nor any affiliate of Sutter has performed any investment banking or other financial services for or had any other material relationship with Vacu-dry. Fredric Selinger, a Senior Managing Director of Sutter, is a director of the Company; he did not participate in Sutter's preparation of its Opinion.

      In connection with rendering its written opinion, Sutter, among other things, reviewed the Consent Statement; reviewed the Agreement; reviewed Vacu-dry's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended June 30, 1996 through 1998, and its Quarterly Reports on Form 10-Q for the periods ended September 30, 1998, December 31, 1998, and March 31, 1999; reviewed certain operating and financial information provided to us by management relating to business and prospects of Vacu-dry's continuing operations and of the operations being sold pursuant to the Agreement; met with Vacu-dry's senior management to discuss the operations, historical financial statements and future prospects of the continuing operations and of the operations being sold pursuant to the Agreement; reviewed pro forma data provided by the Company; visited Vacu-dry's facilities in Sebastopol, California; reviewed the appraisal of Vacu-dry's properties in Sebastopol by G.
F. Hornsby & Associates, dated June 3, 1998; reviewed the historical market prices and trading volume of the common shares of Vacu-dry; and conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

      Sutter relied upon and assumed the accuracy and completeness of the financial and other information provided by Vacu-dry. Sutter further relied upon the assurances of the management of Vacu-dry that it is unaware of any facts that would make the information provided to it incomplete or misleading. Sutter did not perform any independent appraisal of the assets of Vacu-dry. The Sutter Opinion is also necessarily based upon the market, economic and other conditions as in effect on, and the information made available to it as of, the date of the opinion.

      The following is a brief summary of the financial analyses used by Sutter in connection with providing its oral opinion to the Vacu-dry Board with respect to the Transaction.

      Sutter considered the historical performance and expected future performance of the Company's dried apple business, and its competitive position. It noted that the Company was dependent on outside sources for its supply of apples, and that freight costs for the Company were higher than for processors located closer to apple growers. Sutter concluded that the value of such business to the Company was less than the consideration to be received in the Transaction. Sutter also considered the potential rental income that the Company could generate from the space currently utilized by it for the dried apple business. Sutter considered the fact that, subsequent to the Transaction, the Company's principal business would be real estate. Sutter noted that the book value of the Company would increase from approximately $7.11 to $10.76 as a result of the Transaction, and that the appraised value of the real estate was greater than its book value. Sutter reviewed the historical market price and volume relating to Vacu-dry Common Stock and noted that the price of the Company's shares had recently been trading in the $7 - $8 range, which was below pro forma book value, excluding the difference between the book value and the appraised value of the real estate.

      Based upon the above, Sutter concluded that the Merger was fair, from a financial point of view, to the public shareholders of Vacu-dry.

      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the Sutter Opinion. In arriving at its opinion, Sutter considered the results of all such analyses. The analyses were prepared solely for purposes of providing its opinion as to the fairness of theTransaction, from a financial point of view, to the public shareholders of Vacu-dry. As described above, the Sutter Opinion and presentation to the Vacu-dry Board was one of many factors taken into consideration by the Vacu-dry Board in making its determination to approve the Transaction. The foregoing summary does not purport to be a complete description of the analyses performed by Sutter.

      Pursuant to the engagement agreement as amended, Vacu-dry agreed to pay Sutter a fee of $50,000 for its fairness opinion, of which $25,000 was payable upon execution of the original letter agreement, and $25,000 was payable when Sutter initially rendered its opinion. Vacu-dry also agreed to reimburse Sutter for its reasonable out-of-pocket expenses and to indemnify Sutter and certain related persons against certain liabilities in connection with the engagement of Sutter, including certain liabilities under federal securities laws.

TERMS OF THE SALE

      The following is a summary of the material provisions of the Purchase Agreement. This summary and all other discussions of the terms and conditions of Transaction included elsewhere in this Consent Statement are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached as an Annex hereto and incorporated by reference herein.

PURCHASED ASSETS

      Pursuant to the Purchase Agreement, the Company will transfer to Tree Top certain of the intangible assets and some of the equipment relating to its product lines of processed apple products and products containing processed apple products.

      The Transferred Assets include all product specifications; customer and supplier lists; trade secrets, technology, and know how; certain equipment owned by Vacu-dry used in the operation of the Product Lines; Vacu-dry's goodwill in the Product Lines; the trade name and trademark rights of "Vacu-dry"; and any inventory as discussed below.

EXCLUDED PRODUCT LINES

      The following product lines which are used in or related to the Product Lines will be retained by the Company: (i) processed apple products produced primarily by means of a vacuum drying process; (ii) products which contain both processed apple products and other processed fruit, nut or vegetable products, provided such other processed fruit, nut or vegetable products comprise ten percent (10%) or more of the finished product, by weight; (iii) products containing processed apple products that are packaged by or on behalf of Vacu-dry for retail sale; and, (iv) organic and pesticide-free processed apple products. In addition, Vacu-dry is retaining a non-exclusive license to use its Records and Intellectual Property (as defined in the Purchase Agreement) in those areas of its business which are not covered by the non-competition agreement with Tree Top.

      Vacu-dry is not selling any of its real estate holdings (see "PROPERTIES") nor any of the assets or business of MINCO.

PURCHASE PRICE; LETTER OF CREDIT

      At closing, Tree Top will pay the $12,000,000 purchase price in cash. To secure its obligations pursuant to the Purchase Agreement, Tree Top has delivered into an escrow account a Letter of Credit issued by Bank of America in the principal amount of $12,000,000. The costs for the Letter of Credit are being shared equally by the parties. The Bank of San Francisco will act as escrow holder pursuant to an Escrow Agreement.

LIMITED ASSUMPTION OF LIABILITIES

      Tree Top will not assume any liabilities of the Company. Tree Top is solely responsible for all sales, use and transfer tax resulting from the transfer of the Transferred Assets.

CLOSING

      The parties have agreed that the closing shall occur on or before September 30, 1999. The Company anticipates that the Closing will occur immediately upon the obtaining of shareholder approval.

INVENTORY

      From the Closing Date until September 30, 1999 Vacu-dry will endeavor to sell the Inventory of the Product Lines in the ordinary course of its business. Tree Top will purchase any Inventory remaining unsold as of September 30, 1999, other than distressed Inventory, at its agreed purchase price as set forth in the Purchase Agreement. Tree Top may not purchase more than $2,750,000 worth of Inventory.

REPRESENTATIONS AND WARRANTIES

      The Purchase Agreement contains various customary representations and warranties of the Company and Tree Top. These include, among others, representations and warranties by the Company as to its organization, corporate authority, regulatory approvals, assets of the Product Lines, inventory, Taxes, litigation, liabilities and financial statements. Tree Top's representations and warranties include those as to its organization, corporate authority, non-contravention, and third-party consents.

COVENANTS OF THE PARTIES

      From the date of the Purchase Agreement through the Closing Date: (i) the Company will, except as contemplated by the Purchase Agreement, operate the Product Lines in the ordinary course and as currently conducted; and (ii) Tree Top has agreed to supply products to the Company's customers under current forward sale contracts in the event that the Company exhausts its inventory of any of such products during the period from the Signing Date to September 30, 1999.

COVENANT NOT TO COMPETE

      Neither the Company nor its directors Gary Hess and Donal Sugrue will, for a period of ten years (the Company) and three years (the directors), respectively, after the Closing Date directly or indirectly, own, manage, control, participate in, perform services for or otherwise carry on a business competitive with the Product Lines anywhere in the world; nor induce any customer of Tree Top or the Product Lines to reduce such customer's purchases of products from the Tree Top or the Product Lines; nor use for its own benefit or disclose to any third party the name and/or requirements of any customer; nor use for its own benefit or disclose to any third party any of the Transferred Assets.

      The non-competition covenant does not prohibit the Company from engaging in any business unrelated to processed apple products or from selling or distributing (i) processed apple products produced primarily by means of a vacuum drying process; (ii) products which contain both processed apple products and other processed fruit, nut or vegetable products, provided such other processed fruit, nut or vegetable products comprise 10% or more of the finished product, by weight; (iii) products containing processed apple products that are packaged by or on behalf of Vacu-dry for retail sale; (iv) organic and pesticide-free processed apple products; and (v) Vacu-dry apple products Inventory not purchased by Tree Top pursuant to the Purchase Agreement.

CONDITIONS TO CLOSING

      The obligations of the Company and Tree Top to consummate the transaction are subject to the satisfaction and waiver of the following conditions: (i) there shall have been no material breach by the other parties in the performance of their covenants and agreements; (ii) each of the representations and warranties of the other parties shall be true and correct as of the Closing Date, except as permitted or otherwise contemplated by the Purchase Agreement or is consented to by the other party; (iii) the transaction shall have been approved by the holders of a majority of the Company's outstanding shares of Common Stock; and (iv) no court or government agency shall have issued any orders enjoining the Transaction.

      In addition, as a condition precedent to the obligations of Tree Top: (i) Vacu-dry and its directors Gary Hess and Donal Sugrue must deliver to Tree Top non-competition agreements; and (ii) all Vacu-dry's directors and William Burgess must deliver to Tree Top a confidentiality and non-disclosure agreement.

TERMINATION

      The Purchase Agreement may be terminated prior to closing of the Transaction under the following circumstances: (i) by mutual consent of the parties; (ii) by Tree Top, if the Company shall have failed to comply in any material respect with any of its covenants and such failure has not been waived by Tree Top; (iii) by the Company if Tree Top shall have failed to comply in any material respect with its obligations and covenants and such failure has not been waived by Vacu-dry; and (iv) by either the Company or Tree Top, if the closing has not been effected by the close of business on September 30, 1999.

INDEMNIFICATION

      The Purchase Agreement provides that the Company and Tree Top will indemnify the other against, and hold the other harmless from, all losses, liabilities and expenses suffered or incurred in connection with or arising from a breach of a representation, warranty or obligation contained in the Purchase Agreement. Tree Top is also obligated to indemnify the Company for any bodily injury to any person or property damage to Vacu-dry's property plant or equipment or other damages as a result of the disconnection and removal of equipment by Tree Top, exclusive of non-structural damage to the Company's property in an amount not exceeding $10,000, which shall be the Company's responsibility. Except as provided in the preceding sentence, no claim for indemnification shall be made by Vacu-dry until its aggregate claims exceed $25,000.

                              ACCOUNTING TREATMENT

      The Transaction will be treated as a sale for accounting purposes. A gain (net of tax) will be recognized to the extent that the proceeds from the Transaction exceed the book value of the equipment sold, the cost of completing the Transaction and severance liabilities resulting directly from the Transaction.

                         FEDERAL INCOME TAX CONSEQUENCES

      For tax purposes, the gain will be included in federal taxable income. Consummation of the Transaction will not be a taxable event for income tax purposes for the Company's shareholders.

                      GOVERNMENTAL AND REGULATORY APPROVALS

      The Company is aware of no governmental or regulatory approvals required for the consummation of the Transaction other than filing this Consent Statement with the Securities and Exchange Commission.

          RECOMMENDATION OF THE BOARD OF DIRECTORS FOR THE TRANSACTION

THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE TRANSACTION. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS APPROVAL OF THE TRANSACTION BY THE SHAREHOLDERS OF THE COMPANY.

                         PRO FORMA FINANCIAL INFORMATION

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

      The following unaudited pro forma condensed consolidated balance sheet at March 31, 1999, has been prepared to reflect the proposed Sale of the Company's apple product lines based on the assumption that the sale was consummated at that date. The pro forma condensed consolidated balance sheet should be read in conjunction with the Company's consolidated financial statements and notes thereto included in the Company's 1998 Annual Report and the condensed consolidated financial statements of the Company for the nine months ended March 31, 1999 and 1998 included in the Company's March 1999 Quarterly Report.

                                            ACTUAL       PRO FORMA     PRO FORMA
                                                        ADJUSTMENTS(1)
                                        (In thousands, except per share amounts)
Cash ................................    $      172            --     $      172
Accounts Receivable .................         3,478            --          3,478
Other Receivables ...................           816            --            816
Income tax receivable ...............            --            --             --
Inventories .........................        14,892            --         14,892
Prepaid Expenses ....................            74            --             74
Current deferred taxes ..............           360            --            360
                                         ---------------------------------------
    Total current assets ............    $   19,792            --     $   19,792
                                         ---------------------------------------

Property, Plant & Equipment .........         6,663        (1,465)         5,198

Goodwill, net of amortization .......         2,682            --          2,682
                                         ---------------------------------------

    Total Assets ....................    $   29,137    ($   1,465)    $   27,672
                                         ---------------------------------------

Current maturities of long term
debt ................................           438          (438)            --
Accounts payable ....................         5,938            --          5,938
Accrued payroll & related
liabilities .........................         1,021            --          1,021
Accrued Expenses ....................           395            --            395
Income tax payable ..................           452            --            452
     Total current liabilities ......    $    8,244    ($     438)    $    7,806

Borrowings under line of credit .....         5,000        (2,654)         2,346
Long term debt-net of current
maturities ..........................         3,914        (3,914)            --
Deferred Income taxes ...............           865            --            865
Minority interest ...................           329            --            329

Capital Stock .......................         2,876            --          2,876

Warrants for common stock ...........           456            --            456
Retained Earnings ...................         7,453         5,541         12,994
                                         ---------------------------------------
     Total shareholders' equity .....    $   10,785    $    5,541     $   16,326
                                         ---------------------------------------

Total liabilities and
shareholders' equity ................    $   29,137    ($   1,465)    $   27,672

Book value per common share
outstanding .........................    $     7.11                   $    10.76

Shares outstanding ..................     1,517,503                    1,517,503

(1) To give effect to the proposed sale as of March 31, 1999, including the elimination of equipment to be sold to the buyer and the planned use of cash proceeds from the sale. The pro forma gain applicable to the above proposed sale is as follows:

                    Proceeds from the sale..........      $12,000,000

                    Equipment sold..................       (1,465,000)(2)

                    Income tax payable by Company...       (3,694,000)

                    Estimated Expenses related to
                      the sale......................       (1,300,000)(3)

                    Pro forma gain..................       $5,541,000(4)

(2) Included in the equipment sold is approximately $965,000 which represents an excess of book value of the Transferred Assets over the agreed upon purchase price of $500,000.

(3) Includes approximately $880,000 in severance payments to both unionized and non-unionized employees, and $420,000 in professional fees in connection with the Transaction.

(4) The pro forma gain does not take into account interest which may be earned on the Transaction proceeds from investing in short-term interest bearing instruments pending further use of the proceeds.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

      The following unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 1998 and for the nine months ended March 31, 1999, have been prepared to reflect the proposed Sale of the apple product lines of the Company and assuming that such sale took place on July 1, 1998. The statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the period ending June 30, 1998 (the "1998 Annual Report") and the condensed consolidated financial statements for the six months ended March 31, 1999 and 1998 in the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 1999 (the "March 1999 Quarterly Report"). The pro forma condensed consolidated statements of operations are not necessarily indicative of the results of operations of the Company as they may be in the future or as they might have been had the Sale been effective July 1, 1998.

                            YEAR ENDED JUNE 30, 1998

                                                                          Pro Forma
                                                               Actual    Adjustments   Pro Forma
                                                               ------    -----------   ---------
                                                            (In thousands, exept per share amounts)
                                                                          (a)
Net Sales ...............................................   $    26,094   ($21,181)  $     4,913
Other Income ............................................           586         --           586

Cost of sales ...........................................        21,565    (17,241)        4,324

Selling, general and
administrative expenses .................................         3,384     (2,078)        1,306

Interest expense ........................................           310                      310
                                                            -----------               ----------

Income (loss) from continuing
operations ..............................................   $     1,421   ($ 1,862)  ($      441)

Income (loss) from continuing operations per common share
      Basic .............................................   $      0.90              ($     0.28)
      Diluted ...........................................   $      0.89              ($     0.28)
Weighted average shares
      Basic .............................................     1,581,014                1,581,014
      Diluted ...........................................     1,600,327                1,581,014

NINE MONTHS ENDED MARCH 31, 1999

                                                                          Pro Forma
                                                               Actual    Adjustments   Pro Forma
                                                               ------    -----------   ---------
                                                            (In thousands, exept per share amounts)
Net Sales ...............................................   $    29,929   ($14,886)  $    15,043
Other Income ............................................           523         --           523

Cost of sales ...........................................        23,315    (12,593)       10,722

Selling, general and
administrative expenses .................................         4,859     (1,852)        3,007

Interest expense ........................................           375                      375
                                                            -----------               ----------

Income (loss) from continuing
operations ..............................................   $     1,903   ($   441)  $     1,462

Income (loss) from continuing operations per common share
      Basic .............................................   $      1.26              $      0.97

      Diluted ...........................................   $      1.23              $      0.94
Weighted average shares
      Basic .............................................     1,513,411                1,513,411
      Diluted ...........................................     1,547,902                1,547,902

(a) To eliminate the operations of the apple product lines

                         SELECTED FINANCIAL INFORMATION

                                QUARTER       YEAR
                                ENDED         ENDED

                              March 31,     June 30,     June 30,     June 30,     June 30,    June 30,
                                1999         1998         1997          1996        1995         1994
                              -------------------------------------------------------------------------
                                               (In  thousands  except per share amounts)
Net  sales                     $29,929      $26,094      $23,798      $26,533      $21,438      $27,773
Earnings before income
taxes                            1,903      $ 1,421      $   749      $   651      $   287      $ 1,887
Net earnings                     1,360      $   899      $   517      $   434      $   195      $ 1,174
Earnings per common share
        Basic                  $   .90      $   .57      $   .31      $   .25      $   .11      $   .70
        Diluted                $   .88      $   .56           --           --           --           --
Weighted average common
shares and equivalents
outstanding
        Basic                    1,513        1,581        1,648        1,704        1,701        1,669
        Diluted                  1,548        1,600           --           --           --           --
Total  Assets                  $29,137      $20,776      $14,576      $13,587      $15,335      $14,929
Long-term debt                 $ 8,914      $ 4,500      $ 1,808      $ 1,628      $ 2,105      $ 2,585
Cash dividends per
common share                   $    --      $    --      $    --      $    --      $   .15      $   .05

                   MARKET PRICE OF THE COMPANY'S COMMON STOCK

      The Company's Common Stock is traded on the Nasdaq National Market System (symbol: VDRY). The high and low last sale prices of the Common Stock as reported by Nasdaq on the date preceding public announcement of the Transaction were:

High:   $8

Low:    $7 1/2

      The quarterly high and low prices for the last two fiscal years and interim periods were as follows:

                   Quarter Ending  Low Bid    High Bid
                   --------------  -------    --------

                   09/30/96        4-7/8      5-1/4
                   12/31/96        4-7/8      5-1/2
                   03/31/97        5          5-1/2
                   06/30/97        4-3/8      5
                   09/30/97        4-1/2      5-1/2
                   12/31/97        4-7/8      7-1/4
                   03/31/98        5-5/8      8-1/2
                   06/30/98        6-3/4      11

                   Quarter Ending  Low Bid    High Bid
                   --------------  -------    --------

                   09/30/98        6-3/8      9-1/2
                   12/31/98        5-13/16    9-7/32
                   03/31/99        6-7/8      14

      The above quotations were obtained from the NASDAQ monthly statistical reports.

      On June 29, 1999, the approximate number of holders of common stock was
636. On that date, the average of the high and low price per share of the Company's stock was $9.28. This price does not include dealer mark-ups, markdowns or commissions.

      In the fourth quarter of fiscal 1994 and in the first three quarters of fiscal 1995, the Company declared a $.05 per share dividend. On April 27, 1995, as a result of the decline in sales and earnings, the Board of Directors suspended the quarterly dividends. The Company's loan agreement with its bank includes a negative covenant regarding the declaring or paying of a dividend in cash, stock or any other property. This covenant would need to be waived prior to the declaration of a dividend. At this time, the Company does not intend to reinstate a cash dividend plan.

              DESCRIPTION OF THE COMPANY FOLLOWING THE TRANSACTION

      If the Transaction is consummated, the Company's remaining operations will initially consist of the following: (i) vacuum drying of apples and other fruit;
(ii) representation agreements with third party producers, including Zoria Farms and Meduri Farms; (iii) certain custom mixing and processing operations; (iv) the Company's Perma Pak food storage business; (v) the Company's 85% interest in MINCO; and (vi) the leasing of excess real property held by the Company.

      The businesses listed in items (i)-(iii) above (the "Ingredients Product Lines") have historically been adjunct to the Product Lines. If the Transaction is consummated, management intends to review the stand-alone viability of the Ingredients Product Lines. It is presently anticipated that the majority of the Ingredients Product Lines would be terminated as soon as practicable after the Transaction. The Perma Pak and MINCO businesses are presently considered to be viable on a stand-alone basis, and management intends to retain these businesses, along with the Company's real property holdings, immediately after the Transaction pending review of the Company's strategic options. Such terminations and retentions are assumed in the presentation of pro forma financial information set forth above under the heading "Pro Forma Financial Information".

USE OF PROCEEDS

      The Company intends to use the cash proceeds from the Transaction, the sale of the ingredients inventory, and the disposition of equipment rendered surplus by the Transaction to retire interest-bearing debt and reduce accounts payable. The balance of the proceeds from these actions will initially be retained to provide working capital for the Company's remaining operations and for general corporate purposes. Pending use of the proceeds for these purposes, the Company plans to invest such proceeds in short-term interest bearing obligations.

      Management currently plans to evaluate the strategic position of the Company's remaining operations after consummation of the Transaction. It is presently anticipated that MINCO may provide an attractive base on which to expand the Company's presence in the natural foods sector, and the Company may decide to expand its presence in this sector through acquisition of businesses complementary to MINCO.

MANAGEMENT AND EMPLOYEES

      The management and employees of the Company following the Transaction have not been fully decided upon at this point in time. Management is currently evaluating the operations remaining after the Transaction to determine their individual and collective stand-alone viability in the absence of the Transferred Assets. Such analysis will determine the number and type of management and employees required. At a minimum, approximately twelve employees are expected to be required if only the MINCO, Perma Pak and the real estate businesses will be retained (and assuming Perma Pak is manufactured for the Company under contract). Considerably more employees (but at this time an indeterminate number) would be required to run the other operations, should they be retained, or to self-manufacture the Perma Pak line of business.

FACILITIES

      The Company currently utilizes approximately 220,000 square feet of space at its plant on Gravenstein Highway North, including both processing and warehousing facilities. As a result of the Transaction, a significant amount of this space will become available for leasing to third parties. Because the plant is served by an on-site wastewater treatment system, such space may be particularly attractive to local winery and dairy operations, and the Company currently intends to pursue tenants operating in these industries as rapidly as possible after consummation of the Transaction.

Santa Rosa, California
July __, 1999

                                        By Order of the Board of Directors

                                        VACU-DRY COMPANY

                                        ________________________________________
                                        Gary L. Hess,
                                        President

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

ITEM                                                                        PAGE
                                                                            ----
Condensed Consolidated Statements of Earnings for the nine months ended
    March 31, 1999 and March 31, 1998 and for the three months ended
    March 31, 1999 and March 31, 1998...................................    F-1

Consolidated Balance Sheets as of March 31, 1999, March 31, 1998 and
    June 30, 1998.......................................................    F-__

Consolidated Statements of Cash Flows (unaudited) for the nine months
    ended March 31, 1999 and 1998.......................................    F-__

Notes to Interim Financial Statements for the nine months ended March 31,
    1999................................................................    F-__

Management's Discussion and Analysis of Financial Condition and Results
    of Operations for the quarter ended March 31, 1999                      F-__

Report of Independent Public Accountants................................    F-__

Consolidated Balance Sheets as of June 30, 1998 and 1997................    F-__

Consolidated Statements of Earnings for the years ended June 30, 1998,
    1997 and 1996 ......................................................    F-__

Consolidated Statements of Changes in Shareholders' Equity for the years
    ended June 30, 1998, 1997 and 1996..................................    F-__

Consolidated Statements of Cash Flows for the years ended June 30, 1998,
    1997 and 1996.......................................................    F-__

Notes to Consolidated Financial Statements for the year ended June 30,
    1998................................................................    F-__

Management's Discussion and Analysis of Financial Condition and Results
    of Operations for the year ended June 30, 1998......................    F-__

                         HISTORICAL FINANCIAL STATEMENTS

                          QUARTER ENDED MARCH 31, 1999

                                VACU-DRY COMPANY
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)
                             (Dollars in thousands)

                             Nine Months    Nine Months    Three Months    Three Months
                                Ended          Ended          Ended           Ended
                               3/31/99        3/31/98        3/31/99         3/31/98
                             ----------------------------------------------------------
REVENUES:
    Net Sales............        $29,929       $19,897       $12,800            $6,208
    Other................            523           417           175               142
                             ----------------------------------------------------------
        Total revenue....        $30,452       $20,314       $12,975            $6,350

Costs & Expenses.........
    Cost of sales........         23,315        16,465         9,241             5,007
    Selling, general &
administrative...........          4,859         2,345         1,778             1,051
    Interest.............            375           215           147                90
                             ----------------------------------------------------------
        Total cost &
        expenses.........        $28,549       $19,025       $11,166            $6,148

EARNINGS BEFORE INCOME
TAXES AND MINORITY INTEREST        1,903         1,289         1,809               202
MINORITY INTEREST........            180             0            46                 0
                             ----------------------------------------------------------
EARNINGS BEFORE INCOME
TAXES ...................          2,083         1,289         1,855               202

PROVISION FOR INCOME TAXES           723           438           688                68
                             ----------------------------------------------------------
NET EARNINGS.............         $1,360          $851        $1,167              $134

WEIGHTED AVERAGE COMMON
SHARES AND EQUIVALENTS:
    Basic................      1,513,411     1,604,779     1,515,742         1,525,274
    Diluted..............      1,547,902            --     1,564,067                --

EARNINGS PER COMMON SHARE
    Basic................          $0.90         $0.53         $0.77             $0.09
    Diluted..............          $0.88            --          0.75                --

                    See Notes to Interim Financial Statements

                                VACU-DRY COMPANY
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                             (Dollars in thousands)

                                        3/31/99           3/31/98           6/30/98
                                    -------------------------------------------------
CURRENT ASSETS:
Cash...........................               $172             $194              $385
Accounts receivable............              3,478            2,570             2,298
Other receivables..............                816               16                 0
Income tax receivable..........                  0                0               163
Inventories....................             14,892            7,853             7,926
Prepaid expenses...............                 74               17               298
Current deferred taxes.........                360              240               360
                                    -------------------------------------------------
Total current assets...........            $19,792          $10,890           $11,430
                                    -------------------------------------------------

Property, plant & equipment, net             6,663            6,665             6,784
Goodwill, net of amortization..              2,682                0             2,562
                                    -------------------------------------------------
Total Assets...................            $29,137          $17,555           $20,776
                                    -------------------------------------------------

CURRENT LIABILITIES
Current maturities of long-term
debt...........................              $ 438             $595              $438
Accounts payable...............              5,938            1,369             3,789
Accrued payroll & related
liabilities....................              1,021              761               936
Accrued expenses...............                395              318               353
Income taxes payable...........                452               30                 0
                                    -------------------------------------------------
Total current liabilities......             $8,244           $3,073            $5,516
                                    -------------------------------------------------
Borrowings under line of credit              5,000            2,600             2,297
Long term debt-net of current
maturities.....................              3,914            2,185             2,203
DEFERRED INCOME TAXES..........                865              826               865
MINORITY INTEREST..............                329                0               509
SHAREHOLDERS' EQUITY:
Capital stock..................              2,876            2,826             2,837
Warrants for common stock......                456                0               456
Retained earnings..............              7,453            6,045             6,093
                                    -------------------------------------------------
Total shareholders' equity.....             10,785            8,871             9,386
                                    -------------------------------------------------
Total liabilities and
shareholders' equity...........            $29,137          $17,555           $20,776
                                    -------------------------------------------------

                    See notes to interim financial statements

                                VACU-DRY COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                FOR THE NINE MONTHS ENDED MARCH 31, 1999 AND 1998

CASH FLOWS FROM OPERATING ACTIVITIES:                       1999              1998
                                                       ------------------------------

Net earnings......................................           $1,360              $851

Adjustments to reconcile net earnings to net cash
used for operating activities:
    Depreciation and amortization expense.........              952               821
    Deferred income tax provision.................               -0-               (1)
    Minority interest.............................             (180)               -0-

Changes in assets & liabilities:
    Accounts receivable, net......................           (1,226)             (949)
    Other receivables.............................             (816)               -0-
    Income tax receivable.........................              163                -0-
    Inventories, net..............................           (7,001)           (2,798)
    Prepaid assets................................              224               114
    Accounts payable..............................            1,999               879
    Accrued payroll & related liabilities.........               85               222
    Accrued expenses..............................               42               145
    Income taxes payable..........................              452                30
                                                            -------           -------
         Net adjustments..........................           (5,306)           (1,537)
                                                            -------           -------
         Net cash used for operating activities...           (3,946)             (686)
                                                            -------           -------
CASH FLOWS FROM INVESTING ACTIVITIES
    Capital expenditures..........................             (722)             (255)
                                                            -------           -------
         Net cash used for investing activities...             (722)             (255)
                                                            -------           -------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings under the line of credit...........           20,540             8,385
    Payments on line of credit....................          (17,837)           (7,139)
    Principal payments of long-term debt..........             (388)             (420)
    Proceeds from MINCO financing.................            2,100                -0-
    Issuance of common stock......................               40                26
                                                            -------           -------
         Net cash provided by financing activities            4,455               852
                                                            -------           -------
NET DECREASE IN CASH..............................             (213)              (89)

CASH AT THE BEGINNING OF THE YEAR.................              385               283

                                                               ----              ----
TOTAL CASH AT THE END OF THE PERIOD...............             $172              $194

                    See notes to Interim Financial Statement

                                VACU-DRY COMPANY
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                        NINE MONTHS ENDED MARCH 31, 1999

Note 1  -   The accompanying fiscal 1999 and 1998 unaudited interim statements have been prepared pursuant to the rules of the Securities and Exchange Commission. Certain information and disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes these disclosures are adequate to make the information not misleading. In the opinion of management, all adjustments necessary for a fair presentation for the periods presented have been reflected and are of a normal recurring nature. These interim financial statements should be read in conjunction with the financial statements and notes thereto for each of the three years in the period ended June 30, 1998. The results of operations for the nine month period ended March 31, 1999 are not indicative of the results that may be achieved for the entire year ending June 30, 1999.

            Due to the seasonal nature of the Company's business, the prior year interim balance sheet is presented in the accompanying unaudited financial statement.

            During the third quarter approximately 50% of sales were for storage items to primarily one customer.

            Reclassification - Certain 1998 amounts were reclassified to conform to the 1999 presentation.

Note 2  -   Inventories  -

            Inventories are stated at LIFO cost for Vacu-dry; FIFO cost for MINCO. The excess of current cost of the inventory over LIFO cost was $657,000 at March 31, 1999 and $1,115,000 at June 30, 1998.

            Inventories at March 31, 1999 and June 30, 1998, consisted of the following:

                                                   3/31/99              6/30/98
                                                   -------              -------
                 Vacu-dry LIFO
                     Finished goods               $9,027,000          $4,695,000
                     Work in progress                982,000             470,000
                     Raw materials, &
                 containers                        2,871,000             442,000
                                                 $12,880,000          $5,607,000
                 MINCO FIFO
                     Finished goods                2,012,000           2,319,000
                     Total Inventories           $14,892,000          $7,926,000

Note 3  -   Statement of Cash Flows  -

            Interest and income tax payments and stock repurchase reflected in the Consolidated Statement of Cash Flows were as follows:

                                                     1999                 1998
                                                     ----                 ----

                 Interest paid                     $338,000             $210,000
                 Income taxes paid                 $108,000             $409,000
                 Repurchase of stock through
                 issuance of notes payable               -0-            $835,000

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

                          QUARTER ENDED MARCH 31, 1999

      The financial statements herein presented for the quarter and nine months ended March 31, 1999, reflect all the adjustments that in the opinion of management are necessary for the fair presentation of the financial position and results of operations for the period then ended. All adjustments during the periods presented are of a normal recurring nature unless otherwise stated. In June of 1998, Vacu-dry Company formed a new company, Made In Nature Company, Inc. (MINCO), for the purpose of acquiring substantially all of the business and assets of Made In Nature, Inc., a natural foods marketer of organic consumer packaged goods. Accordingly, the results of operations of MINCO are included in the consolidated results herein.

LIQUIDITY AND CAPITAL RESOURCES

      Because the Company's operations, except for MINCO, are seasonal, the Company's liquid resources normally fluctuate during the year. The Company experiences a normal seasonal decrease in production beginning in April. Inventories and related short-term borrowings are usually at their peak at this time. The slowdown in production normally extends through July and corresponds to the availability of raw fruit on an affordable basis. The Company's inventory ordinarily decreases during the period beginning in May and ending in September which creates a corresponding increase in liquidity. The normal operating cycle of the Company has been significantly affected by the recent high level of sales of food storage (canned goods) products. Consumer concerns over potential Year 2000 (Y2K) computer-related problems have resulted in demand that has significantly exceeded prior year's sales. These increased sales have required higher production and inventory levels during the current fiscal year. MINCO has contracts with organic growers and packers and is normally able to schedule production as needed to meet demand.

      The Company experienced lower cash flow during the current fiscal quarter due to the build-up of food storage inventories and negative results from MINCO'S operations. MINCO's fiscal year-to-date sales and profitability have not met management's expectations. The Company is exploring alternate strategies such as new products and expense reductions in many areas in an attempt to achieve break-even results from MINCO. However, there is no assurance that profitable operations can be achieved in the near term. As a result of the acquisition of MINCO and the build-up of the food storage products, the debt to equity ratio increased from .90 in fiscal 1998 to 1.60 in fiscal 1999. Also during the current fiscal year the Company obtained a $2,100,000 five year note to finance the MINCO acquisition. The current ratio 2.4 at March 31,1999 compares to 3.5 at March 31,1998. The decrease was due to higher accounts payable for the purchase of food storage ingredients.

      Operating capital for the Company is obtained from external and internal sources. The Company's largest external source is a $8,000,000 revolving line of credit provided by a bank at the bank's prime rate. On April 20,1999, the company signed a new agreement with its existing bank which resulted in the line of credit being increased from $5,000,000 to $8,000,000. Under the terms of the revolving line of credit agreement, the Company can elect short term LIBOR financing or long term prime rate financing. Since it was anticipated that the Company would not have any availability under the previous $5,000,000 line of credit, a short-term loan from its current lender was arranged prior to March 31,1999. This borrowing was granted and included as part of the line of credit increase. At March 31,1998, the Company had $1,900,000 of availability under a $4,500,000 revolving line of credit. The decline in available borrowings resulted from the Company's utilization of the revolving line to fund higher inventory levels particularly for the food storage products and funding the negative cash flow of MINCO.

      As of March 31, 1999, the Company was in compliance with all of the covenants and restrictions related to its outstanding debt. The Company's loan agreement with its bank includes a negative covenant prohibiting the declaring or paying of a dividend in cash, stock or any other property without the prior approval by the bank.

      Excluding computer system expenditures which are expected to be financed through leasing arrangements, a capital expenditure budget of approximately $988,000 has been established by the Company for the 1999 fiscal year. These funds will primarily be used to purchase new and recondition existing equipment related to the manufacturing operation as well as to make certain structural repairs needed to maintain the value of building improvements.

      The Company has reviewed its information technology (IT) systems and determined that it is not Year 2000 compliant. The Company has purchased new software, which is warranted to be Year 2000 compliant. In addition the Company has acquired new hardware on which to operate the new software. The Company has completed its assessment of its non-IT systems. All identified non-IT systems have been certified Year 2000 compliant by the original manufacturers. The Company has hired a consulting firm to manage the implementation of the software. The conversion for Vacu-dry and MINCO to this new system is expected to be completed by June 30, 1999. The conversion to the new software is divided into two Phases. Phase I for just the ingredient business was successfully completed on January 31, 1999. The completion of the final Phase has been delayed until May 31, 1999. MINCO was also able to successfully install the new software on May 1, 1999. We have allocated one month at the end of the conversion to make sure we have addressed all of the issues related to the conversion. A group of ten managers have formed an "Implementation Team" and are strongly supported by upper management. Both the Implementation Team and upper management are confident that the implementation can be completed by June 30, 1999. Management estimates that the total cost of the system will be approximately $900,000. The expenditures for the new system will primarily occur in fiscal 1999. As of March 31, 1999, the Company has expended approximately $800,000 of the total budget. The Company will finance these costs through a lease agreement. The Company has assessed its risk relative to the Year 2000 issue and is confident that it can accomplish the conversion prior to December 31, 1999. If this conversion does not happen the Company would have to rely on PC based software to accomplish its normal business activities until the conversion can be completed.

      Until recently, the Company has been successful in leasing all of its idle production facility other than a portion occupied by the product development group. The Company signed a long-term lease for approximately one-half of the previously vacated portion of this facility. The Company is working to obtain a replacement tenant without a loss of income but has been unsuccessful to date. In addition, the Company continues to lease a portion of its current operating facility and has entered into a long-term lease with the primary tenant.

RESULTS OF OPERATIONS

QUARTER

      Net sales increased $6,592,000 or 106.2% in the third quarter of fiscal 1999. This increase was primarily due to record food storage sales primarily to one customer of $6,540,000, which represents an increase of $5,770,000 versus the prior year's sales of $770,000. However, since the Quarter's end the Company has experienced a significant decline in food storage sales and the level of future sales is uncertain. Also as a result of the decline, inventories of the food storage items are high.

      MINCO'S sales for the current quarter were $550,000, there were no MINCO sales for the prior year. Declines in both the prices and volume for the remaining food ingredients business have partially offset the aforementioned higher sales.

      Cost of sales for the quarter ended March 31, 1998 decreased from 80.6% to 72.2% of net sales. This decrease was a result of lower raw material costs and higher margins on the food storage line.

      Selling, general and administrative expenses increased $727,000 or 69.2% in the third quarter. Of this change, approximately $600,000 is a result of MINCO. The remaining balance of $127,000 is a result of staffing increases and their related wages.

      Interest expense increased $57,000 as a result of our increased average borrowings on the line of credit. This was due to funding needs for increased food storage inventory and MINCO'S negative cash flow.

YEAR-TO DATE

      Net sales increased $10,032,000 or 50.4% for the nine months ended March 31, 1999. This increase was primarily due to second and third quarter food storage sales, currently as noted above. The portion of the increase due to the inclusion of MINCO'S sales was $1,808,000. Fiscal year-to-date sales for the food ingredients business have been adversely affected by competitive pricing. As a result of the growing concern regarding the Y2K issue, food storage product sales have been at record levels. However, as of the date of this filing, we have returned to the lower normal levels for food storage sales with high amounts of unsold inventory on-hand. Since the Company is uncertain as to future revenue from the food storage line, the Company faces significant uncertainties in establishing inventory levels.

      Cost of sales as a percent of net sales decreased from 82.7% as of March 31, 1998 to 77.9% as of March 31, 1999. The primary reason for the decrease was higher margins on food storage sales and lower raw material costs. The effect of MINCO'S results in the consolidated costs of sales for fiscal 1999 was approximately 5.4% or $1,622,000.

      Selling, general and administrative ex penses increased $2,514,000 or 107.1% through the nine months ended March 31, 1999. The portion of the increase due to the inclusion of MINCO was $2,027,000 or 80.7%. The remaining balance was due to increases in staffing and professional services

      Interest expense increased $160,000 as a result of our higher average borrowings on the line of credit. This was due to funding needs for increased food storage inventory and MINCO'S negative cash flow.

      The effective tax rate for the nine months ended March 31, 1999 of 38% is comparable to the 37% incurred for the fiscal year ended June 30, 1998.

                            YEAR ENDED JUNE 30, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
Vacu-dry Company:

We have audited the accompanying consolidated balance sheets of Vacu-dry Company (a California corporation) and Subsidiary as of June 30, 1998 and 1997, and the related consolidated statements of earnings, changes in shareholders' equity, and cash flows for each of the three years in the period ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vacu-dry Company and Subsidiary as of June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

San Francisco, California,
  August 21, 1998

                         VACU-DRY COMPANY AND SUBSIDIARY

               CONSOLIDATED BALANCE SHEETS--JUNE 30, 1998 AND 1997

                                                                             1998            1997
                                                                         ----------------------------
                                 ASSETS
CURRENT ASSETS:
  Cash ...............................................................   $    385,000    $    283,000
  Accounts receivable, less allowances for uncollectible accounts of
    $58,000 and $63,000 in 1998 and 1997, respectively ...............      2,298,000       1,567,000
  Income tax receivable ..............................................        127,000          70,000
  Inventories, less LIFO reserves of $1,114,000 and $2,180,000 in 1998
    and 1997, respectively ...........................................      7,926,000       5,055,000
  Prepaid expenses ...................................................        334,000         131,000
  Current deferred income taxes, net .................................        360,000         239,000
                                                                         ----------------------------
             Total current assets ....................................     11,430,000       7,345,000
                                                                         ----------------------------
PROPERTY, PLANT, AND EQUIPMENT:
  Land ...............................................................        231,000         231,000
  Buildings and improvements .........................................      6,604,000       6,570,000
  Machinery and equipment ............................................     11,362,000      11,059,000
  Construction in progress ...........................................        390,000          77,000
                                                                         ----------------------------
             Total property, plant, and equipment ....................     18,587,000      17,937,000

  Accumulated depreciation ...........................................    (11,803,000)    (10,706,000)
                                                                         ----------------------------
             Net property, plant, and equipment ......................      6,784,000       7,231,000
                                                                         ----------------------------
GOODWILL, net of accumulated amortization of $5,000 in 1998 ..........      2,562,000               0
                                                                         ----------------------------
             Total assets ............................................   $ 20,776,000    $ 14,576,000
                                                                         ============================
                  LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Borrowings under line of credit ....................................   $          0    $  1,354,000
  Current maturities of long-term debt ...............................        438,000         557,000
  Accounts payable ...................................................      3,789,000         490,000
  Accrued payroll and related liabilities ............................        936,000         539,000
  Other accrued expenses .............................................        353,000         173,000
                                                                         ----------------------------
             Total current liabilities ...............................      5,516,000       3,113,000
                                                                         ----------------------------
BORROWINGS UNDER LINE OF CREDIT ......................................      2,297,000               0
                                                                         ----------------------------
LONG-TERM DEBT, net of current maturities ............................      2,203,000       1,808,000
                                                                         ----------------------------
DEFERRED INCOME TAXES, net ...........................................        865,000         826,000
                                                                         ----------------------------
MINORITY INTEREST ....................................................        509,000               0
                                                                         ----------------------------
SHAREHOLDERS' EQUITY:
  Preferred stock:  2,500,000 shares authorized; no shares outstanding              0               0
  Common stock:  5,000,000 shares authorized, no par value; 1,511,079
    and 1,642,757 shares outstanding in 1998 and 1997, respectively ..      2,837,000       3,635,000
  Warrants for common stock ..........................................        456,000               0
  Retained earnings ..................................................      6,093,000       5,194,000

                                                                         ----------------------------
             Total shareholders' equity ..............................      9,386,000       8,829,000
                                                                         ----------------------------
             Total liabilities and shareholders' equity ..............   $ 20,776,000    $ 14,576,000
                                                                         ============================

  The accompanying notes are an integral part of these consolidated statements.


                                                             VACU-DRY COMPANY AND SUBSIDIARY

                                                           CONSOLIDATED STATEMENTS OF EARNINGS
                                                    FOR THE YEARS ENDED JUNE 30, 1998, 1997, AND 1996

                                                              1998          1997          1996
                                                          ---------------------------------------
REVENUE:
  Net sales ...........................................   $26,094,000   $23,798,000   $26,533,000
  Other ...............................................       586,000       635,000       685,000
                                                          ---------------------------------------
             Total revenue ............................    26,680,000    24,433,000    27,218,000
                                                          ---------------------------------------

COSTS AND EXPENSES:
  Cost of sales .......................................    21,565,000    21,258,000    24,142,000
  Selling, general, and administrative ................     3,384,000     2,154,000     2,127,000
  Interest ............................................       310,000       272,000       298,000
                                                          ---------------------------------------
             Total costs and expenses .................    25,259,000    23,684,000    26,567,000
                                                          ---------------------------------------

             Earnings before minority interest and
               provision for income taxes .............     1,421,000       749,000       651,000

  Minority interest ...................................         8,000             0             0
                                                          ---------------------------------------
             Earnings before provision for income taxes     1,429,000       749,000       651,000

PROVISION FOR INCOME TAXES ............................       530,000       232,000       217,000
                                                          =======================================
             Net earnings .............................   $   899,000   $   517,000   $   434,000
                                                          =======================================

WEIGHTED AVERAGE COMMON SHARES AND EQUIVALENTS:
      Basic ...........................................     1,581,014     1,647,723     1,703,968
      Diluted .........................................     1,600,327

EARNINGS PER COMMON SHARE:
  Basic ...............................................   $      0.57   $       .31   $       .25
  Diluted .............................................          0.56

 The accompanying notes are an integral part of these consolidated statements.


                                                 VACU-DRY COMPANY AND SUBSIDIARY

                                   CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                        FOR THE YEARS ENDED JUNE 30, 1998, 1997, AND 1996

                                     Common Stock
                               --------------------------   Warrants for                   Total
                                  Number                       Common       Retained    Shareholders'
                                 of Shares       Amount         Stock       Earnings       Equity
                               ----------------------------------------------------------------------
BALANCE, JUNE 30, 1995 .....     1,698,030    $ 3,936,000    $         0   $ 4,243,000   $ 8,179,000

  Net earnings .............             0              0              0       434,000       434,000
  Issuance of common stock .        15,324         65,000              0             0        65,000
                               ----------------------------------------------------------------------
BALANCE, JUNE 30, 1996 .....     1,713,354      4,001,000              0     4,677,000     8,678,000

  Net earnings .............             0              0              0       517,000       517,000
  Repurchase of common stock       (80,000)      (407,000)             0             0      (407,000)
  Issuance of common stock .         9,403         41,000              0             0        41,000
                               ----------------------------------------------------------------------
BALANCE, JUNE 30, 1997 .....     1,642,757      3,635,000              0     5,194,000     8,829,000

  Net earnings .............             0              0              0       899,000       899,000
  Repurchase of common stock      (139,100)      (835,000)             0             0      (835,000)
  Issuance of common stock .         7,422         37,000              0             0        37,000
  Issuance of warrants .....             0              0        456,000             0       456,000
                               ----------------------------------------------------------------------
BALANCE, JUNE 30, 1998 .....     1,511,079    $ 2,837,000    $   456,000   $ 6,093,000   $ 9,386,000
                               =====================================================================

 The accompanying notes are an integral part of these consolidated statements.


                                                                VACU-DRY COMPANY AND SUBSIDIARY

                                                             CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                       FOR THE YEARS ENDED JUNE 30, 1998, 1997, AND 1996

                                                             1998            1997            1996
                                                         --------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings .......................................   $    899,000    $    517,000    $    434,000
                                                         --------------------------------------------
  Adjustments to reconcile net earnings to net cash
    provided by operating
    activities:
      Depreciation and amortization expense ..........      1,102,000       1,025,000         947,000
      Loss on sale of assets .........................              0               0          20,000
      Deferred income tax provision ..................         27,000          64,000         (86,000)
      Minority interest ..............................         (8,000)              0               0
      Changes in assets and liabilities:
        Accounts receivable, net .....................       (569,000)      1,117,000      (1,005,000)
        Income tax receivable ........................        (57,000)        (70,000)        155,000
        Inventories, net .............................       (648,000)     (1,625,000)      1,984,000
        Prepaid expenses .............................       (136,000)        (15,000)         60,000
        Accounts payable .............................        117,000        (188,000)        285,000
        Accrued payroll and related liabilities ......        383,000          63,000         (50,000)
        Accrued expenses .............................        (37,000)         35,000        (253,000)
                                                         --------------------------------------------
                                                              174,000         406,000       2,057,000
                                                         --------------------------------------------
             Net cash provided by operating activities      1,073,000         923,000       2,491,000
                                                         --------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures ...............................       (595,000)     (1,338,000)       (470,000)
  Proceeds from sale of assets .......................              0               0           8,000
  Acquisition of Made In Nature, net of cash acquired        (297,000)              0               0
                                                         --------------------------------------------
             Net cash used for investing activities ..       (892,000)     (1,338,000)       (462,000)
                                                         --------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under the line of credit ................     11,245,000       8,030,000      11,002,000
  Payments on line of credit .........................    (10,302,000)     (7,502,000)    (12,527,000)
  Proceeds from issuance of long-term debt ...........              0         805,000               0
  Principal payments of long-term debt ...............     (1,059,000)       (483,000)       (542,000)
  Repurchase of common stock .........................              0        (407,000)              0
  Issuance of common stock ...........................         37,000          41,000          65,000
                                                         --------------------------------------------
             Net cash provided by (used for)
               financing activities ..................        (79,000)        484,000      (2,002,000)
                                                         --------------------------------------------
NET INCREASE IN CASH .................................        102,000          69,000          27,000

CASH AT BEGINNING OF YEAR ............................        283,000         214,000         187,000
                                                         --------------------------------------------
CASH AT END OF YEAR ..................................   $    385,000    $    283,000    $    214,000
                                                         ============================================

 The accompanying notes are an integral part of these consolidated statements.

                         VACU-DRY COMPANY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1998

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Vacu-dry Company (Vacu-dry) is engaged in the business of the development, production, and marketing of fruit-related products. Vacu-dry's products include low-moisture fruits, bulk apple juice, apple juice concentrate, private label drink mixes, and low-moisture food products, which are sold to manufacturers principally in the United States and Canada. On June 11, 1998, Vacu-dry formed Made In Nature Company, Inc. (MINCO) upon the acquisition of certain assets and liabilities of Made In Nature, Inc. (see Note 2). MINCO is engaged in the business of marketing certified organic, packaged foods and chilled pasteurized beverages. The consolidated company is referred to as the Company.

The low-moisture food industry in the United States is comparatively small, with only a few organizations engaged in the dehydration of fruits to low moisture levels. Vacu-dry has one major direct competitor in the low-moisture and evaporated business. Numerous processors compete in the business of bulk apple juice and concentrate. The organic food industry in the United States is also comparatively small, with only a few organizations engaged in the marketing of organic dried fruits and juices.

Effective July 1, 1996, a representation agreement with Confoco, Inc. (Confoco) for the sale of low-moisture banana and pumpkin flakes terminated. For the year ended June 30, 1996, Vacu-dry recorded gross profit on Confoco products of $368,000. Under the agreement with Confoco, for two years from the date of termination, Vacu-dry is prohibited from distributing banana products to those customers in the United States, Canada, and Mexico that currently purchase Confoco's products from the Company.

Vacu-dry's three largest customers accounted for approximately 17 percent and 22 percent of net sales in 1998 and 1997, respectively.

Basis of Presentation

The accompanying financial statements include the accounts of Vacu-dry and its 85 percent-owned subsidiary, MINCO. The accompanying consolidated statements of earnings for the year ended June 30, 1998, include the accounts of MINCO for the period from June 11, 1998, to June 30, 1998. All significant intercompany transactions have been eliminated in consolidation.

Supplemental Statements of Cash Flows Information

                                                            1998           1997          1996
                                                         ----------------------------------------
Cash paid for:
  Interest ...........................................   $   309,000    $   264,000   $   309,000
                                                         ========================================

  Income taxes .......................................   $   657,000    $   381,000   $   316,000
                                                         ========================================

Supplemental disclosure of noncash transactions:
  Repurchase of common stock through issuance of notes
    payable ..........................................   $   835,000    $         0   $         0
                                                         ========================================

  Details of acquisition of Made In Nature:
    Fair value of assets acquired ....................   $ 5,223,000    $         0   $         0
    Liabilities assumed ..............................    (3,813,000)             0             0
    Creditor debt subsequently converted to equity ...      (517,000)             0             0
    Warrants issued ..................................      (456,000)             0             0
    Accrued acquisition costs ........................      (101,000)             0             0
                                                         ----------------------------------------
             Cash paid ...............................       336,000              0             0

  Less:  Cash acquired ...............................       (39,000)             0             0
                                                         ----------------------------------------
             Net cash paid for acquisition ...........   $   297,000    $         0   $         0
                                                         ========================================

INVENTORIES

Vacu-dry's inventories are stated at the lower of cost, using the last-in, first-out (LIFO) method, or market. MINCO's inventories are valued at the lower of cost (first-in, first-out method) or market (Note 3).

Property, Plant, and Equipment

Property and equipment acquired in connection with the acquisition of Made In Nature were recorded at estimated fair value on the acquisition date. All other property, plant, and equipment are stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets as follows:

          Buildings and improvements                10 to 40 years
          Machinery and equipment                    3 to 15 years

Improvements that extend the life of the asset are capitalized; other maintenance and repairs are expensed. The cost of maintenance and repairs was $1,142,000 in 1998, $936,000 in 1997, and $856,000 in 1996.

Income Taxes

The Company records income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the Company to compute deferred taxes based upon the amount of taxes payable in future years after considering changes in tax rates and other statutory provisions that will be in effect in those years.

Deferred taxes are recorded based upon differences between the financial statement and tax bases of assets and liabilities and available tax credit carryforwards.

Revenue

The Company recognizes revenue upon shipment of the product.

Stock-Based Compensation

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recorded. The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock Based Compensation."

Earnings per Common Share

Basic earnings per common share are computed by dividing net earnings by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per common share include the dilutive effects of stock options using the treasury stock method.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

New Accounting Standards

In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." In

February 1998, the Financial Accounting Standards Board issued SFAS No. 132, "Employer's Disclosures about Pension Plans and Other Postretirement Benefits." SFAS Nos. 130 and 132 are not expected to impact the Company's financial reporting. The disclosure requirements of SFAS No. 131 will be required in fiscal year 1999. Management anticipates disclosing the Company's results as three business segments.

2. ACQUISITION OF MADE IN NATURE:

On April 22, 1998, MINCO was formed for the purpose of acquiring Made In Nature, Inc. On June 11, 1998, Vacu-dry acquired the assets and certain liabilities of Made In Nature, Inc. In addition to the assumption of liabilities, Vacu-dry paid $336,000 in cash and issued to Made In Nature, Inc. and its primary shareholder a total of 112,000 warrants to purchase Vacu-dry's common stock at $8.00 per share, expiring through June 2003. The warrant price was equal to the market price of the Company's stock on June 11, 1998. The value assigned to the warrants at acquisition date was $456,000 and is included in equity as warrants for common stock. Subsequent to the purchase, Vacu-dry entered into an agreement with a creditor of Made In Nature, Inc. whereby this creditor converted its debt into a 15 percent equity in MINCO. The acquisition was accounted for using the purchase method of accounting. The excess of purchase price over the estimated fair values of assets acquired and liabilities assumed of $2,567,000 has been recorded as goodwill and is being amortized on a straight-line basis over 20 years. The estimated fair value of assets acquired and liabilities assumed is summarized as follows:

Assets:
  Current assets ..............................................       $2,601,000
  Property and equipment ......................................           55,000
                                                                      ----------
             Total assets .....................................        2,656,000
                                                                      ----------

Liabilities:
  Other current liabilities ...................................        1,218,000
  Creditor debt subsequently converted to equity ..............          517,000
  Short-term notes payable ....................................        2,095,000
  Other long-term debt ........................................          500,000
                                                                      ----------
             Total liabilities ................................        4,330,000
                                                                      ----------
             Net liabilities acquired .........................       $1,674,000
                                                                      ==========

Goodwill is calculated as follows:

  Cash purchase price ...........................................     $  336,000
  Acquisition costs .............................................        101,000
  Value of warrants issued ......................................        456,000
  Excess of liabilities assumed over assets acquired ............      1,674,000
                                                                      ----------
  Goodwill ......................................................     $2,567,000
                                                                      ==========

The following unaudited pro forma consolidated results of operations for the years ended June 30, 1998 and 1997, are presented as if the Made In Nature acquisition had been made at the beginning of each period presented. The unaudited pro forma information is not necessarily indicative of either the results of operations that would have occurred had the purchase been made during the periods presented or the future results of the combined operations.

                                                       1998            1997
                                                   ----------------------------
                                                            (unaudited)

Net sales                                          $ 30,861,000    $ 28,697,000
Net loss                                               (125,000)       (767,000)
Basic loss per common share                        $       (.08)   $       (.47)

3. INVENTORIES:

Inventories at June 30 consist of the following (LIFO cost for Vacu-dry; FIFO cost for MINCO):

                                                      1998               1997
                                                   -----------------------------

Finished goods                                     $7,014,000         $4,208,000
Work in process                                       470,000            291,000
Raw material and containers                           442,000            556,000
                                                   -----------------------------
             Total                                 $7,926,000         $5,055,000
                                                   =============================

4. BORROWINGS UNDER LINE OF CREDIT:

Borrowings under the line of credit are secured by Vacu-dry's inventory and accounts receivable. Interest accrues monthly at the bank's prime lending rate.

                                                    1998            1997
                                                 --------------------------

          Balance at June 30                     $2,297,000      $1,354,000
          Maximum amount available under
            the line of credit                   $4,500,000      $3,500,000
          Average borrowings                     $1,078,000      $  982,000
          Maximum borrowings                     $2,316,000      $3,160,000
          Interest at                              Prime           Prime
          Interest rate at June 30                  8.50%           8.50%
          Weighted average interest rate            8.62%           8.32%
          Expiration date                     November 1, 1999  November 1, 1997

In accordance with the covenants of the revolving line of credit note with the Company's bank, the Company will not, without prior written consent of the bank, declare or pay any dividend or distribution either in cash, stock, or any other property on the Company's stock now or hereafter outstanding. No dividends were declared in fiscal 1998, 1997, or 1996. Among the restrictions under the line of credit are provisions that require the Company to maintain certain financial ratios. The Company obtained a waiver for the repurchase of stock (see Note 7) and amended a financial covenant during the year to remain in compliance with the agreement.

5. LONG-TERM DEBT:

Long-term debt consists of the following:

                                                                                     1998           1997
                                                                                 --------------------------
Note payable:  five-year consolidation note, interest fixed at
  7.83 percent, interest and principal due monthly, maturing in
  September 1998, secured by accounts receivable, inventory,
  equipment, and fixtures                                                        $    67,000    $   267,000

Note payable:  seven-year consolidation note, interest fixed at
  8.5 percent, interest and principal due monthly, principal due in annual installments of $215,000 in 1999 and 2000, with a final payment of $717,000 due at maturity, maturing in September 2000, secured by accounts receivable,
  inventory, equipment, and fixtures                                               1,147,000      1,361,000

Note payable:  five-year note, interest at the yield of 30-day commercial paper (5.55 percent at June 30, 1998) plus
  2.1 percent, interest and principal due monthly, maturing
  December 2001, secured by equipment                                                592,000        737,000

Notes payable:  unsecured five-year notes resulting from
  repurchase of stock, interest at 8.5 percent, interest due
  monthly, principal due on January 20, 2003                                         835,000              0
                                                                                 --------------------------
             Total                                                                 2,641,000      2,365,000

Less:  Current maturities                                                           (438,000)      (557,000)
                                                                                 --------------------------
             Long-term debt                                                      $ 2,203,000    $ 1,808,000
                                                                                 ==========================

Maturities of long-term debt are as follows:

             Year Ending
               June 30
            -------------

                1999                                  $  438,000
                2000                                     383,000
                2001                                     898,000
                2002                                      87,000
                2003                                     835,000
                                                     ------------
                      Total                          $ 2,641,000
                                                     ============

6.  INCOME TAXES:

The following is a summary of the Company's provision for income taxes:

                                         1998            1997            1996
                                      -----------------------------------------
Current:
  Federal                             $ 486,000       $ 257,000       $ 259,000
  State                                  71,000          39,000          44,000
Deferred:
  Federal                                49,000         (50,000)        101,000
  State                                 (76,000)        (14,000)       (187,000)
                                      -----------------------------------------
          Provision                   $ 530,000       $ 232,000       $ 217,000
                                      =========================================

A reconciliation of the income tax provision to the expected provision at the federal statutory income tax rate is as follows:

                                           1998       %         1997       %         1996       %
                                        ----------------------------------------------------------
Provision at federal statutory rate     $ 486,000     34%    $ 253,000     34%    $ 221,000     34%
State taxes, less federal tax benefit      88,000      6        47,000      6        41,000      6
Tax credits and other                     (44,000)    (3)      (68,000)    (9)      (45,000)    (7)
                                        ----------------------------------------------------------
             Total provision            $ 530,000     37%    $ 232,000     31%    $ 217,000     33%
                                        ==========================================================

Temporary differences that gave rise to deferred tax assets and liabilities for 1998 and 1997 were as follows:

                                                         1998           1997
                                                       ------------------------
Deferred tax assets:
  Employee benefit accruals                            $ 140,000      $ 145,000
  Unicap and inventory reserves                          246,000        119,000
  Tax credit carryforwards                                22,000         65,000
  State income taxes                                      13,000          1,000
  Other                                                    2,000         25,000
                                                       ------------------------
             Total deferred tax assets                   423,000        355,000
                                                       ------------------------
Deferred tax liabilities:
  Depreciation                                          (879,000)      (892,000)
  Property taxes                                         (49,000)       (50,000)
                                                       ------------------------
             Total deferred tax liabilities             (928,000)      (942,000)
                                                       ------------------------
                                                       $(505,000)     $(587,000)
                                                       ========================

At June 30, 1998, the Company has state alternative minimum tax credit carryforwards of $22,000 to offset future state taxable income.

7. STOCK REPURCHASE:

During the year, the Company repurchased 139,100 shares from three existing shareholders in exchange for notes payable in the amount of $835,000. The purchase price was determined based upon the market price at or about the time of the negotiated transaction.

8. STOCK APPRECIATION RIGHTS PLAN:

The Company has a stock appreciation rights (SAR) plan as an incentive for key employees. Under the SAR plan, key employees are granted rights entitling them to market price increases in the Company's stock. At June 30, 1998 and 1997, 100,000 SARs were authorized. A summary of the outstanding SARs is as follows:

                                               Rights Outstanding
                                                   at June 30
                                              -------------------
       Price per Right                          1998       1997
      -----------------                       -------------------

            $2.69                               4,550      4,950
             3.75                               1,600      1,600
             4.31                               1,500      1,500
             4.63                               6,500      9,900
             5.63                                 200        200
             8.88                               2,000      4,500
             9.63                               3,000      3,000
                                              ------------------
                                               19,350     25,650
                                              ==================

All rights are granted at fair market value at the date of grant. Rights generally vest ratably over a period from the second to the sixth anniversary date of the grant. The SAR liability and expense or credit recorded quarterly is based on the market price of the Company's stock as of the balance sheet date. In 1998, 1997, and 1996, the Company increased (decreased) selling, general, and administrative expenses by $43,000, ($4,000), and ($1,000), respectively, in order to reflect the current SAR liability.

9. EMPLOYEE STOCK PURCHASE PLAN:

The Employee Stock Purchase Plan enables substantially all employees to purchase shares of the Company's common stock at 85 percent of the market value on the first or last business day of the quarterly offering period, whichever is lower. A maximum of 100,000 shares is authorized for issuance over the ten-year term of the plan that began on January 1, 1994. The following shares were issued under the terms of the plan:

                                            Shares     Average Price
                                            Issued       per Share
                                            ------------------------

            1998                              7,422        $4.98
            1997                              9,403         4.26
            1996                             15,324         4.25

10. EMPLOYEE STOCK OPTION PLAN:

During 1996, the Board of Directors (the Board) approved a stock option plan (the Plan) for employees and nonemployee consultants covering 90,000 shares of common stock. In 1998, the Plan was amended to cover 150,000 shares of common stock. The Plan includes incentive stock options (ISOs) and nonqualified stock options (NSOs). Some of the terms and conditions of the Plan are different for ISOs and NSOs. The purchase price of each ISO granted will not be less than the fair market value of the Company's common shares at the date of grant. The purchase price of each NSO granted shall be determined by the Board in its absolute discretion, but in no event shall such price be less than 85 percent of the fair market value at the time of grant. NSO and ISO options granted are exercisable for ten years from the date of grant.

The number of shares available for granting future options was 60,526 as of June 30, 1998, and 526 as of June 30, 1997 and 1996. Options for 89,474 shares were granted in 1996 and remain outstanding. These options have an exercise price of $5.00 per share and a remaining life of eight years and vest 25 percent in year one, 50 percent in year two, and 25 percent in year three. At June 30, 1998 and 1997, 67,107 and 22,369 options were exercisable, respectively.

The Company accounts for the Plan under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for the Plan been determined consistent with SFAS No. 123, the Company's net income and earnings per share would have been reduced to the following pro forma amounts:

                                           1998           1997           1996
                                       -----------------------------------------

Net income:
  As reported                          $   899,000    $   517,000    $   434,000
  Pro forma                                854,000        472,000        389,000
Basic earnings per share:
  As reported                                 0.57           0.31           0.25
  Pro forma                                   0.54           0.29           0.23
Diluted earnings per share:
  As reported                                 0.56
  Pro forma                                   0.53

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model, with the following weighted-average assumptions used for the 1996 grant: weighted average risk-free interest rate of
6.61 percent; expected dividend yield of 0 percent; expected life of five years for the Plan options; expected volatility of 37.44 percent.

11. EARNINGS PER SHARE CALCULATION:

The Company computes earnings per share in accordance with SFAS No. 128, "Earnings per Share." The following table provides the detail of the basic and diluted earnings per share computations:

                                                               Year Ended
                                                              June 30, 1998
                                                        ------------------------
                                                         Diluted        Basic
                                                        ------------------------

Net income                                              $  899,000   $  899,000
                                                        ========================

Weighted average shares outstanding                      1,581,014    1,581,014
                                                                     ==========
Effect of dilutive stock options                            19,313
                                                        ----------

             Weighted average shares outstanding         1,600,327
                                                        ==========

Earnings per common share and common share equivalent   $     0.56   $     0.57
                                                        =======================

12. COMMITMENTS:

MINCO has purchase agreements with certain growers and processors to provide the Company with products and services to be used in the normal course of operations. The aggregate purchase commitment as of June 30, 1998, under these agreements was approximately $2,165,000. Most of the agreements provide for multiple-year future purchases at fixed prices.

The Company leases office space and equipment under leases that expire in 1999. At June 30, 1998, future minimum rental payments are $213,000.

Rental expense under these leases was $259,000 in 1998, $244,000 in 1997, and $249,000 in 1996.

The Company has been leasing excess warehouse space, generating revenues of $518,000 in 1998, $537,000 in 1997, and $441,000 in 1996. These amounts are classified as other revenue in the statements of earnings. The leases have varying terms, which range from month-to-month to expiration dates through 2007. Future minimum lease income as of June 30, 1998, is as follows:

            Year Ending
              June 30
            -----------
            1999                                $  701,000
            2000                                   586,000
            2001                                   515,000
            2002                                   515,000
            2003                                   515,000
            Thereafter                             630,000
                                               -----------
                      Total                     $3,462,000
                                               ===========

In order to resolve Year 2000 issues and to improve system efficiencies and capabilities, the Company is in the process of acquiring and developing a new computer system, including hardware and software packages. Management estimates that the total cost of the system will be approximately $800,000. The expenditures for the new system will primarily occur in fiscal year 1999.

13. RETIREMENT PLANS:

The Company has a contributory retirement savings and profit-sharing plan covering nonunion employees. The Company contributes one and one-half times the first 3 percent of employee contributions to the retirement savings plan. Profit-sharing contributions are derived using a specific formula based upon the Company's earnings. Company contributions to the retirement savings and profit sharing plan are funded currently and were approximately $148,000 in 1998 and $79,000 in 1997 and 1996. The employer's contributions for any fiscal year may not exceed the amount lawfully deductible by the Company under the provisions of the Internal Revenue Code.

The Company contributes to a defined contribution plan for employees covered by collective bargaining agreements. These contributions, funded currently, were $477,000 in 1998, $335,000 in 1997, and $256,000 in 1996.

14. RESEARCH AND DEVELOPMENT:

The Company sponsors research activities relating to the development of new products and the improvement of existing products. The cost of such activities charged to expense was $370,000 in 1998, $321,000 in 1997, and $269,000 in 1996.

15. RELATED-PARTY TRANSACTIONS:

A member of the Company's Board is employed by the law firm that serves as the Company's general counsel. During 1998, 1997, and 1996, the Company incurred $168,000, $28,000, and $21,000, respectively, for legal services from this firm. Amounts payable to this firm as of June 30, 1998, totaled $33,000.

The Company entered into an agreement with a member of the Board to provide consulting services to the Company during the 1997 fiscal year. The Company recorded an expense of $30,000 in fiscal 1997 related to this agreement.

16. QUARTERLY RESULTS (UNAUDITED):

                                       For the Year Ended June 30, 1998
                               ------------------------------------------------
                                  First       Second        Third       Fourth
                                 Quarter     Quarter       Quarter      Quarter       Total
                               ---------------------------------------------------------------
Net sales                      $6,208,000   $7,481,000   $6,208,000   $6,197,000   $26,094,000
Earnings before income taxes      142,000      945,000      202,000      140,000     1,429,000
Net earnings                       95,000      622,000      134,000       48,000       899,000

Earnings per common share:
  Basic                        $     0.06   $     0.38   $     0.09   $     0.03   $      0.57
  Diluted                      $     0.06   $     0.38   $     0.09   $     0.03   $      0.56

                                       For the Year Ended June 30, 1997
                               ------------------------------------------------
                                  First       Second        Third       Fourth
                                 Quarter     Quarter       Quarter      Quarter       Total
                               ---------------------------------------------------------------
Net sales                       $6,043,000   $6,296,000   $5,894,000   $ 5,565,000    $23,798,000
Earnings (loss) before income
  taxes                             69,000      636,000       51,000        (7,000)       749,000
Net earnings                        42,000      382,000       27,000        66,000        517,000

Earnings per common share:
  Basic                         $     0.03   $     0.23   $     0.02   $      0.03    $      0.31
  Diluted                       $     0.03   $     0.23   $     0.02   $      0.03    $      0.31

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                            YEAR ENDED JUNE 30, 1998

LIQUIDITY AND CAPITAL RESOURCES

      The Company's financial condition continued to improve during fiscal year 1998. Some of this improvement is reflected in the Company's increase in shareholder equity per share. Equity per share increased from $5.37 as of fiscal 1997 to $6.21 as of fiscal 1998. This significant increase was a result of the Company's repurchase of 139,100 shares of stock at a total cost of $835,000 and net earnings of $899,000 for fiscal 1998. As a result of the acquisition of MINCO, the debt to equity ratio increased from 0.65 in fiscal 1997 to 1.16 in fiscal 1998 with a corresponding decrease in the current ratio from 2.36 to 1.0 in fiscal 1997 to 1.0 in fiscal 1998. The increase in accounts payable and inventories was a direct result of the MINCO acquisition.

      Because the Company's operations are subject to seasonality, the Company's liquid resources fluctuate during the year. The Company experiences a normal seasonal decrease in production in April. Inventories and related short-term borrowings are usually at their peak at this time. The slowdown in production normally extends through July and corresponds to the availability of raw fruit on an affordable basis. The Company's inventory ordinarily decreases during the period beginning in May and ending in September which creates a corresponding increase in liquidity. In fiscal 1999, the Company continues to operate under a change in its production cycle which was instituted in fiscal 1998. This change is expected to increase inventories in the first six months of the fiscal year.

      The Company's operating capital is obtained from internal and external sources. The Company's largest external source is a revolving line of credit provided by a bank at the bank's prime rate. The Company increased the total limit of its revolving line of credit to $4,500,000 in anticipation of higher short-term borrowing requirements as a direct result of a condensed production period and the related increase in inventory levels. The line expires November 1, 1999. As of June 30, 1998, the Company had $2,203,000 of available funds on this revolving line of credit. This compares with $2,146,000 of available funds on the $3,500,000 revolving line of credit as of June 30, 1997. The Company utilized the revolving line of credit as a source of interim financing to fund the acquisition of MINCO. In the first half of fiscal 1999, the Company intends to convert these borrowings to longer-term debt. As of June 30, 1998, the Company was in compliance with all covenants and restrictions related to its outstanding debt. The Company's loan agreement with its bank includes a negative covenant regarding the declaring or paying of dividends in cash, stock or any other property without the prior approval by the bank. The Company received approval from its bank prior to the repurchase of the 139,100 shares of common stock. The Company's long-term debt increased $835,000 as a result of this stock repurchase.

      Excluding the Year 2000 expenditures, which are expected to be financed through leasing arrangements, the Company has established a capital expenditure budget of approximately $998,000 for the 1999 fiscal year. These funds will primarily be used to purchase new and recondition existing equipment related to the manufacturing operation. The Company anticipates financing these expenditures through internally generated funds.

      The Company has reviewed its information technology (IT) systems and determined that its is not Year 2000 compliant. The Company has chosen to purchase new software, which is warranted to be Year 2000 compliant. In addition, the Company is purchasing new hardware on which to operate the new software. The Company has not completed its assessment of its non-IT systems. The initial assessment is that there are very few embedded microprocessors that will need to be replaced. This assessment will be completed by September 30, 1998. The conversion to the new software is just beginning. The Company has hired a consulting firm to manage the implementation of the software. The conversion for Vacu-dry and

MINCO to this new system is expected to be completed by no later than May 31, 1999. Phase I for just Vacu-dry is expected to be completed by December 31, 1998. The final phase is expected to be completed by February 28, 1999. MINCO will begin its implementation on January 1, 1999 and is expected to complete all phases by April 30, 1999. The Company has allocated one month at the end of the conversion to make sure it has addressed all of the issues related to the conversion. A group of ten managers has formed an "Implementation Team" which is strongly supported by upper management. Both the Implementation Team and upper management are confident that the implementation can be completed by May 31, 1999. Management estimates that the total cost of the system will be approximately $800,000. The expenditures for the new system will primarily occur in fiscal 1999. The Company anticipates financing these costs through a lease agreement. The Company has assessed its risk relative to the Year 2000 issue and is confident that it can accomplish the conversion prior to December 31, 1999. If this conversion does not happen, the Company would have to rely on PC-based software to accomplish its normal business activities until the conversion can be completed.

      The Company has been successful in leasing all of its idle production facility other than a portion occupied by Product Development. The Company signed a long-term lease for approximately one-half of the previously vacated portion of this facility. The Company has secured a new short-term lease for the balance of the available space. This lease expires January 31, 1999. The Company is working to obtain a replacement tenant without a loss of income but has been unsuccessful to date. In addition, the Company continues to lease a portion of its current operating facility and has entered into a long-term lease with the primary tenant.

      The Company may require additional capital to expand the current business and to acquire additional companies. The Company will utilize future private or public financing to satisfy this need for additional funds.

      After the Company obtains longer-term financing for the MINCO acquisition, it believes the existing line of credit limit of $4,500,000 will be sufficient for its own and MINCO's working capital requirements.

RESULTS OF OPERATIONS

      The results of operations include the accounts of the Company for the year ended June 30, 1998 and the accounts of MINCO for the period from acquisition (June 11, 1998) to June 30, 1998. The results of operations for MINCO are included in the following discussions but are not significant to the consolidated results of the Company for fiscal 1998.

      Net Sales. The Company's sales are dictated by the competitive environment, customer demands and sales preferences. Sales volume between the years can be affected by one or more of these factors. Net sales for fiscal 1998 increased $2,296,000 or 10%. This increase was primarily the result of higher volume sales (+17%) offset by an average unit price decrease (-7%). The unit price decreases were a direct result of lower raw material costs. Net sales for fiscal 1997 decreased $2,735,000 or 10%. This decrease was primarily a result of the loss of the Confoco banana and pumpkin sales, which accounted for $2,478,000 of fiscal 1996 sales.

      Other Revenue. In fiscal 1998, other revenue decreased $49,000 or 8%. This decrease was primarily the result of lower rental income.

      Cost of Sales. As a percentage of net sales, cost of sales decreased in fiscal 1998 to 83% as compared to 89% in 1997 and 91% in 1996. These decreases in both 1998 and 1997 are a result of lower raw material prices, increased production volume, yield improvements and production efficiencies.

      Selling, General and Administrative Expenses. In fiscal 1998, these expenses increased $1,230,000 or 57%. The increase was due to the following items: costs incurred as the result of the exploration of new strategic initiatives; bonus and profit sharing expenses which did not occur in either fiscal 1997 or 1996; MINCO expenses; an increase in the Stock Appreciation Rights liability (as a result of the higher stock price); and greater expenses for salaries, benefits and marketing expenses.

      Interest Expense. The increase in fiscal 1998 interest expense of $38,000 or 14% is the result of increased average borrowings on the line of credit. Interest rates remained relatively constant between years. In fiscal 1997, interest expense decreased $26,000 or 9% from 1996 due to the decline in the weighted average interest rate on the line of credit which more than offset the increase in interest expense as a result of the increase in long-term debt.

      Income Taxes. The effective tax rate increased from 31 percent to 37 percent due to decreased tax credits and increased income.

                                VACU-DRY COMPANY

                                  CONSENT CARD

                     THIS CONSENT IS SOLICITED ON BEHALF OF
                   THE BOARD OF DIRECTORS OF VACU-DRY COMPANY

      The undersigned Shareholder by checking the box below takes the following identified action with respect to the Consent Resolution:

      (1) Approval of the Consent Resolution authorizing the sale of substantially all of the Company's assets relating to its processed apple product lines of business on the terms contained in an Asset Purchase Agreement dated June 21, 1999

               |_| FOR           |_| AGAINST       |_| ABSTAIN

all as set forth in the Notice and Consent Statement dated July 14, 1999, the receipt of which is hereby acknowledged.

      Where no specification is made, the shares will be deemed to have consented to the approval of the Consent Resolution.

PLEASE DATE AND SIGN THE CONSENT CARD BELOW. IF STOCK IS REGISTERED IN THE NAME OF TWO OR MORE PERSONS, EACH MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

           YOUR VOTE IS IMPORTANT, PLEASE FILL IN AND RETURN PROMPTLY.

                                        Dated:____________________________, 1999

                                        Signature:______________________________

                                        Signature:______________________________

                                     ANNEX A

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of June 21, 1999 by and between Vacu-dry Company, a California corporation ("Seller"), and Tree Top, Inc., a Washington corporation ("Buyer").

                                R E C I T A L S:

      WHEREAS, in addition to its other activities, Seller is engaged in the business of developing, producing, distributing, selling, and/or marketing product lines of processed apple products and products containing processed apple products. As used herein the term "Business" shall mean all of Seller's above-described activities, excepting therefrom only that portion thereof that involves (i) processed apple products produced primarily by means of a vacuum drying process; (ii) products which contain both processed apple products and other processed fruit, nut or vegetable products, provided such other processed fruit, nut or vegetable products comprise ten percent (10%) or more of the finished product, by weight; (iii) products containing processed apple products that are packaged by or on behalf of Seller for retail sale; and, (iv) organic and pesticide-free processed apple products.

      WHEREAS, Seller desires to sell, and Buyer desires to buy, on the terms and conditions set forth in this Agreement, certain of Seller's assets as set forth herein.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

      1.1 Transferred Assets.

      Subject to and upon the terms and conditions of this Agreement including, but not limited to, the rights reserved pursuant to Section 1 below, Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller on the Closing Date (as defined in Section 12.1), the Business of Seller (as above defined), which includes those certain assets of Seller described below (all of which are sometimes collectively referred to as either the "Business" or the "Transferred Assets").

            (a) All product specifications, cost and pricing information, business plans, customer lists, credit records of customers, supplier lists, mailing lists, advertising promotional materials, catalogs, price and product lists, sales records and files, correspondence and reports, whether in paper or electronic form, related to or useful in the Business (collectively, the "Records");

            (b) All trade secrets, improvements, formulae, research and product development, technology, know-how, practices, processes, methods, procedures, software files, market surveys and marketing know-how related to or useful in the Business, whether or not patentable and whether or not used or being developed for use in the Business, and all records, files and reports, related thereto, whether in paper or electronic form (the "Intellectual Property");

            (c) Certain equipment owned by Seller which is used in the operation of the Business, which is listed on Schedule 3.1(a) hereto (the "Equipment");

            (d) Seller's goodwill in the Business, including the exclusive right to represent oneself as the successor to the Business (the "Goodwill");

            (e) The trade name and trademark rights and goodwill of "Vacu-dry," and associated trade dress, including, but not limited to, Trademark Registration No. 430,736, Serial No. 71-492,974, Trademark Registration No. 1,708,449, Serial No. 74-191,119, and Trademark Registration No. 680,103, Serial No. 72-052,921, (all collectively referred to as either the "Trademark" or "Trade Name"), and all forms thereof, and all trademarks, trademark applications, service marks, and service mark applications associated with that Trade Name;

            (f) Inventory purchased by Buyer under Section 3.5 ("Inventory").

      1.2 TRANSFER OF TITLE.

      Except as to the Trade Name, title and risk of loss to the Transferred Assets shall pass to Buyer at the Closing and the Transferred Assets shall be deemed delivered to Buyer at the respective locations of the Transferred Assets.

      1.3 RESERVED RIGHTS.

      Vacu-dry reserves for itself the following:

            (a) An irrevocable, non-exclusive, perpetual, worldwide, fully-paid, royalty-free, assignable license, with the right to sublicense, to the Records and Intellectual property for all fields of use except those activities in which Seller may not engage pursuant to the provisions of Section 14.1 below; and

            (b) A worldwide, fully paid license, with no right to sublicense, to the trade name "Vacu-dry" for use in connection with the disposition of its inventory and for all other purposes until the earlier of (i) December 31, 1999, or (ii) the date on which Seller changes its corporate name pursuant to the obligations contained in Section 14.6, below.

                                    ARTICLE 2

                                 PURCHASE PRICE

      2.1 PURCHASE PRICE.

      The purchase price to be paid by Buyer to Seller for the Transferred Assets (excluding the Inventory) shall be Twelve Million Dollars ($12,000,000), which shall be paid by wire transfer of immediately available funds at the time of Closing.

      2.2 DEPOSIT.

      As security for the performance of Buyer's obligations pursuant to this Agreement, within five (5) business days following the date of this Agreement, Buyer shall deliver to Bank of San Francisco, as Escrow Holder, pursuant to an Escrow Agreement substantially in the form of Exhibit A hereto (the "Escrow Agreement") a letter of credit issued by Bank of America or Seattle First National Bank of Washington in the principal amount of $12,000,000 and in substantially the form attached to the Escrow Agreement (the "Letter of Credit"). Buyer's cost for the Letter of Credit shall be shared equally by Buyer and Seller.

      2.3 LIABILITIES NOT ASSUMED.

            (a) Except as is expressly set forth in subsection (b) below, Buyer does not assume any obligations, responsibilities, liabilities, or debts of Seller, including, without limitation, liability with respect to environmental claims and suits; liability for the payment of Seller's outstanding loans and credit lines; any liability for making payments of any kind (including, as a result of the transactions contemplated hereby, for the termination of employment by Seller of employees, or as a result of union contracts, if any, grievances, or other labor claims, or otherwise) to employees of Seller; liability for pensions or other benefits to employees of Seller; liability for making payments of any kind as a result of the termination of any agency, distributorship or contract; liability for making payments of any kind pursuant to any agreements, arrangements or understandings with any persons out of the proceeds from the sale of the Transferred Assets; liability for other accrued or deferred and unpaid taxes, including income, sales, real estate and personal property taxes and any interest and penalties with respect thereto; liabilities for all income, franchise or similar taxes resulting from this Agreement or the transactions contemplated hereby; for any fees or expenses incurred by Seller in connection with the transaction contemplated by the Agreement, including but not limited to those referred to in Article 15, any obligations, charges or liabilities of Seller, the existence of which constitute a breach of any representation, warranty or agreement of Seller contained in this Agreement; and any obligations, responsibilities, liabilities, or debts of Seller arising out of or related to the consummation of the transactions contemplated by this Agreement.

            (b) The only obligation, responsibility, liability, or debt of Seller being assumed by Buyer hereunder is the obligation to supply products to Seller's customers as is expressly set forth in Section 6.4.

      2.4 TRANSFER TAXES.

      Buyer shall be responsible for the following sales taxes as a result of the transfer of the Transferred Assets:

            (a) Sales tax on the Equipment, as hereinafter defined, the fair market value of which Buyer and Seller agree is $500,000, at the rate of 7-1/2%; and

            (b) Unless Buyer provides Seller with a valid resale certificate, sales tax on the Inventory purchased by Buyer, at the rate of 7-1/2%. However, if Buyer provides Seller with a valid resale certificate, no sales tax will be imposed as a result of the purchase of Inventory by Buyer.

      Seller shall provide to Buyer, as soon as practicable after Closing, any resale use certificates, exempt use certificates or any other exemption certifications held by it which are required to enable Buyer to benefit from any sales and use or other tax exemption.

                                    ARTICLE 3

                    EQUIPMENT USED IN THE BUSINESS; INVENTORY

      3.1 DESIGNATION OF EQUIPMENT

      Schedule 3.1 sets forth certain items of equipment owned by Seller and which are used in the operation of the Business which are being purchased by Buyer as a part of the Twelve Million Dollar purchase price (the "Equipment").

      3.2 DISPOSITION OF EQUIPMENT

            Within thirty days after the Closing, Buyer shall, at its expense, cause the removal of all Equipment, using licensed and insured contractors skilled in industrial equipment disconnection and removal. Any bodily injury to any person or property damage to Seller's property, plant or equipment or other damages caused as a result of such disconnection and removal shall be Buyer's responsibility (exclusive of non-structural damage to Seller's property in an amount not exceeding $10,000, in the aggregate, which shall be Seller's responsibility), unless the same is caused by Seller's negligence or by latent conditions of the equipment being removed or latent conditions of the premises, which shall be Seller's responsibility. Notwithstanding the preceding sentence, Buyer shall not be required to (i) remove any electrical wiring, conduits, flumes, shoots, ducts, piping, equipment, etc., that is attached to, but not a part of, the removed equipment; (ii) fill in or cover any holes in the building that were made to accommodate the installation and operation of the equipment being removed; (iii) remove footings or other structures connecting the removed equipment to the building or other equipment;
(iv) provide structural support to the building or to other property of Seller to replace any structural support that was provided by the equipment being removed; or (v) leave the items being disconnected from the removed equipment or leave the areas from which the removed equipment was taken in a safe condition, or in compliance with OSHA or other workplace safety standards.

      Equipment not acquired by Buyer pursuant to Section 3.2 may be retained or disposed of by Seller at its sole discretion.

      3.3 DESIGNATION OF INVENTORY

      Schedule 3.4 sets forth certain inventory of the Business owned by Seller (the "Inventory").

      3.4 DISPOSITION OF INVENTORY.

      From the Signing Date until September 30, 1999 (which date shall not be extended, notwithstanding a change of the Closing Date), Seller shall use good faith efforts, consistent with past practices (except Seller may make such changes to pricing as are commercially reasonable in the circumstances), to sell the Inventory in the ordinary course of business. Inventory that is suitable for satisfying Seller's obligations regarding the "Contracted Products," as that term is defined in Section 6.4, shall be utilized first by Seller to meet those obligations and only that Inventory which is in excess of such obligations will be sold on a "spot" basis. On September 30, 1999, any of Seller's remaining Inventory shall be divided into the following categories, on a item-by-item, lot-by-lot basis, having the following characteristics:

      CUSTOMER GRADE INVENTORY--Inventory that (i) on September 30, 1999 meets the customer specifications required for the Contracted Products, and (ii) is expected to continue to meet such specifications through the contracted delivery date for such Inventory.

      SALEABLE INVENTORY--Inventory not falling within the Customer Grade Inventory category that (i) on September 30, 1999, meets customer specifications normally required for such Inventory, and (ii) is expected to continue to meet such specifications for a commercially reasonable period of time to permit the orderly disposition of such Inventory.

      REWORK INVENTORY--Inventory not falling within the above two categories that can be reworked in a commercially economic manner so as to qualify as Saleable

      Inventory. Examples of Rework Inventory include, but are not limited to, those items of Inventory with SO2 below 1,000 PPM or with above-standard levels of clumping, defects or moisture. At Seller's option, Rework Inventory may be classified as Distressed Inventory.

      DISTRESSED INVENTORY--Inventory not falling into any of the above categories. Colored or flavored Inventory items that do not fall within the Customer Grade or Saleable Inventory categories shall be considered Distressed Inventory, even though such Inventory may fit within another category.

      Each SKU of Customer Grade Inventory will be purchased by Buyer at a price per pound equal to ninety percent (90%) of the weighted average of the purchase prices for the SKU (when measured FOB shipping point) set forth in the remaining portions of the contracts for such Inventory. Buyer shall be responsible for all broker commissions in connection with such sale.

      Each separate SKU of Saleable Inventory will be purchased by Buyer at a price per pound equal to ninety percent (90%) of the anticipated sales price of such Inventory, which shall be established by agreement of Seller and Buyer. In the event they are unable to agree on such price, the price shall be equal to ninety percent (90%) of Seller's weighted average sales price (when measured FOB shipping point) for the closest comparable product sold by Seller during the period of July 1, 1998, to May 15, 1999.

      Each SKU of Rework Inventory will be purchased by Buyer at a price per pound equal to the Saleable Inventory price for SKU into which such Inventory will be reworked, less Buyer's reasonable anticipated costs of reworking the Inventory.

      Buyer may, but is not obligated to, purchase the Distressed Inventory at such price as Buyer and Seller may agree.

      Inventory not purchased by Buyer pursuant to this Section 3.5 may be disposed of by Seller in any manner, including by sale to customers.

      The purchase price for the purchased Inventory shall be paid no later than October 8, 1999, unless extended to resolve any issue or dispute. Any issue or dispute over the interpretation and/or application of this Section shall be resolved by arbitration in accordance with Section 17.1.

      Notwithstanding anything in this Section to the contrary, Buyer may not purchase any Inventory the purchase price of which will cause the sum of (i) such purchase price, and (ii) $12,000,000, to exceed an aggregate amount of $14,750,000.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Now, and at the time of Closing, Seller hereby represents and warrants to Buyer as follows:

      4.1 ORGANIZATION AND QUALIFICATION.

      Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full corporate power and authority to carry on its business as presently conducted by it, and on the Closing Date shall have full corporate power and authority to consummate the transactions contemplated hereby.

      4.2 NON-CONTRAVENTION.

      Except for the consents of Seller's lenders which consents shall have been obtained by Closing, the execution, delivery and performance of this Agreement and each of the Related Agreements (defined in Section 4.7) by Seller and the consummation of the transactions contemplated do not and will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or accelerate the performance required by any of the terms, conditions or provisions of the charter documents or by-laws or other governing documents of Seller or any covenant, agreement or understanding to which Seller is a party or any order, ruling, decree, judgment, or arbitration award to which Seller is subject or constitute a default thereunder.

      4.3 REGULATORY APPROVALS.

      Seller is not required to file, seek or obtain any governmental or regulatory notice, filing, authorization, approval, order or consent, or any bond in satisfaction of any governmental regulation, in connection with the execution, delivery and performance of this Agreement by Seller, other than filing a shareholder consent or proxy statement with the Securities and Exchange Commission.

      4.4 TITLE TO ASSETS.

      Seller has good and marketable title to the Transferred Assets. At the time of Closing, the Transferred Assets shall be free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, tax liens, successor tax liability claims, pledges, charges, encumbrances, equities, claims, covenants, conditions, or restrictions.

      4.5 TRANSFERRED ASSETS AS IS/WHERE IS.

      EXCEPT AS IS SET FORTH HEREIN OR IN ANY SCHEDULE ATTACHED HERETO, THE TRANSFERRED ASSETS, EXCLUDING INVENTORY, ARE TO BE SOLD ON AN "AS IS/WHERE IS" BASIS, AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRANSFERRED ASSETS, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      4.6 INVENTORY LIMITED WARRANTY.

      Seller warrants that at the time of sale and transfer to Buyer (i) all Inventory purchased by Buyer shall be free from any defects in material and workmanship, shall have been processed, packed and stored in accordance with United States Federal Good Manufacturing Practices, and shall be suitable for its intended use in or with food products; (ii) the Inventory shall comply with the United States Federal Insecticide, Fungicide, and Rodenticide Act, as amended; (iii) the Inventory shall not be adulterated or misbranded within the meaning of the United States Federal Food, Drug and Cosmetic Act ("FDA Act"), as amended, including the Food Additives Amendment of 1958, and regulations promulgated thereunder, or within the meaning of any applicable state or municipal law which have substantially similar definitions of adulteration and misbranding; and (iv) the Inventory shall conform in all material respects to the requirements of the FDA Act, and regulations thereunder. Seller has good and marketable title to the Inventory. Seller further warrants that at the time of transfer the Inventory shall be free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, tax liens, successor tax liability claims, pledges, charges, encumbrances, equities, claims, covenants, conditions, or restrictions.

      4.7 AUTHORIZATION.

      The execution and delivery of this Agreement, the Escrow Agreement, the Bill of Sale (as defined in Section 7.4), and all other instruments and agreements delivered or to be delivered by Seller in connection herewith (collectively referred to as the "Related Agreements"), and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Seller, subject only to the approval of this Agreement by Seller's shareholders. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles.

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

      5.1 CORPORATE ORGANIZATION.

      Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington with full corporate power and authority to consummate the transactions contemplated hereby.

      5.2 AUTHORIZATION.

      The execution and delivery by Buyer of this Agreement and each of the other instruments and agreements of Buyer provided for herein, and the performance of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of Buyer and this Agreement, and any other instruments and agreements delivered to or to be delivered in connection herewith are or shall be the valid and binding obligations of Buyer enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles

      5.3 NON-CONTRAVENTION.

      Except as is set forth in Schedule 5.3, the execution, delivery and performance of this Agreement and each of the Related Agreements by Buyer and the consummation of the transactions contemplated do not and will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or accelerate the performance required by any of the terms, conditions or provisions of the charter documents or by-laws or other governing documents of Buyer or any covenant, agreement or understanding to which Buyer is a party or any order, ruling, decree, judgment, or arbitration award to which Buyer is subject or constitute a default thereunder.

      5.4 CONSENTS.

      Except as is set forth in Schedule 5.4, no consent, approval or agreement of any person, party, court, government or entity is required to be obtained by Buyer in connection with the execution and delivery of this Agreement or the Related Agreements.

      5.5 RESALE CERTIFICATE.

      Buyer will furnish any resale certificate or other document related to the purchase of Inventory reasonably requested by Seller to comply with the provisions of the sale and use tax laws of the State of California.

                                    ARTICLE 6

              SELLER'S AND BUYER'S OBLIGATIONS PRIOR TO THE CLOSING

      Seller covenants and agrees with Buyer and Buyer covenants and agrees with Seller, as follows:

      6.1 CONDUCT OF BUSINESS.

      From the date hereof until the Closing Date, except as Buyer may otherwise consent in writing, Seller agrees to do the following:

            (a) use all reasonable efforts to maintain its relationships with its customers; and

            (b) not mortgage, pledge, subject to a lien or security interest or otherwise encumber any of the Transferred Assets.

      6.2 ACCESS.

      Between the Signing Date and the Closing Date, Seller shall provide to Buyer such information with respect to the Transferred Assets as Buyer or its representatives may reasonably request. Buyer shall hold, and shall cause its representatives to hold, in strict confidence, and shall not disclose, and shall cause its representatives not to disclose, any information given to it or its representatives regarding the Transferred Assets. In the event of termination of this Agreement, Buyer and its representatives shall return to Seller all copies of statements, documents, schedules or other written information obtained in connection therewith and shall promptly turn over or destroy all reports or analyses prepared by Buyer or its representatives based thereon.

      6.3 PUBLIC ANNOUNCEMENTS.

      From the date hereof to the Closing Date no party hereto shall make, or permit any of its affiliates or representatives to make, any news release or other public disclosure of this Agreement or the transactions contemplated hereby, except as may be required by law, without the prior approval of the other party hereto, which approval shall not be unreasonably withheld.

      6.4 CUSTOMER CONTRACTS.

      Schedule 6.4 hereto sets forth a list of products which Seller is contractually obligated to produce and sell to customers (the "Contracted Products"). In the event Seller exhausts its inventory of any of the Contracted Products subsequent to the Signing Date, Buyer agrees to supply to Seller's customers such products up to the amount of Seller's remaining commitments at prices and on the terms set forth in Schedule 6.4, provided, Seller gives Buyer reasonable advance written notice of its inability to meet such needs to give to Buyer a commercially reasonable time in which to meet such needs in accordance with the terms set forth in Schedule 6.4 and the customer specifications described in the following sentence. All such products shall meet those customer specifications which have previously been supplied in writing by Seller to Buyer prior to the Signing Date. Seller shall deliver to Buyer, at Signing, velo-bound binders containing all of the existing customer contracts and specifications. Except as is expressly set forth in this Section 6.4, Buyer shall have no obligations with regard to the Contracted Products or the contracts associated therewith. This Section shall not create any third-party beneficiary obligations and only Seller may enforce the provisions of this Section.

      6.5 BUYER'S CONSENTS.

      Buyer shall obtain all consents and approvals required to permit Buyer to consummate the transactions contemplated hereby.

                                    ARTICLE 7

                    CONDITIONS PRECEDENT TO CLOSING BY BUYER

      The obligation of Buyer to purchase the Transferred Assets and to consummate the transactions contemplated hereby, is subject to the fulfillment and satisfaction by Seller or waiver in writing by Buyer prior to or at the Closing Date of each of the following conditions:

      7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES.

      The representations and warranties of Seller contained in this Agreement and in any Schedule attached hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date and Buyer shall have received a certificate, executed by the President and the Secretary (or Assistant Secretary) of Seller, dated the Closing Date, to such effect.

      7.2 PERFORMANCE AGREEMENTS.

      Each and all of the agreements of Seller to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and Buyer shall have received a certificate, executed by the President and the Secretary (or Assistant Secretary) of Seller, dated the Closing Date, to such effect.

      7.3 AUTHORIZATION.

      All corporate and shareholder action necessary to authorize the execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby shall have been duly and validly taken and Buyer shall have received a certificate executed by the President and the secretary (or Assistant Secretary) of Seller, dated the Closing date, to such effect.

      7.4 BILL OF SALE.

      Seller shall have executed and delivered to Buyer a bill of sale conveying to Buyer all of the tangible and intangible personal assets to be acquired by Buyer, substantially in the form attached hereto as Exhibit B (the "Bill of Sale").

      7.5 OPINION OF COUNSEL.

      Buyer shall have received an opinion from Severson & Werson, A Professional Corporation, counsel to Seller, dated the Closing Date, substantially in the form attached hereto as Exhibit C .

      7.6 THIRD PARTY CONSENTS.

      All consents and approvals of third parties required to permit Seller to consummate the transactions contemplated hereby, shall have been obtained by Seller.

      7.7 CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT.

      All directors, and William Burgess shall each have delivered to Buyer a Confidentiality and Non-Disclosure Agreement, substantially in the form attached hereto as Exhibit D.

      7.8 CERTIFICATES; ASSIGNMENTS.

      Buyer shall have received from Seller certificates, (i) as of the most recent practicable date, as to the legal existence of Seller issued by the Secretary of State of the State of California; and (ii) dated the Closing Date by the Secretary of Seller, as to the incumbency and signatures of those officers of Seller authorized to execute this Agreement and the Related Agreements and resolutions of the Board of Directors and Shareholders of Seller authorizing this Agreement and the transactions contemplated hereby.

      7.9 SHAREHOLDERS' NON-COMPETITION.

      Gary L. Hess and Donal Sugrue shall each have delivered to Buyer a non-competition agreements, substantially in the forms attached hereto as Exhibits F and G.

      7.10 NO INJUNCTIONS.

      No orders, judgments, injunctions or decrees of any court or governmental agency with respect to which Seller or Buyer or the Transferred Assets have been named or to which Seller or Buyer is a party, have been issued, entered or granted enjoining the transaction contemplated by its agent.

                                    ARTICLE 8

                    CONDITIONS PRECEDENT TO CLOSING BY SELLER

      The obligation of Seller to sell the Transferred Assets and to consummate the transactions contemplated hereby, is subject to the fulfillment and satisfaction by Buyer or waiver in writing by Seller prior to or at the Closing Date of each of the following conditions:

      8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES.

      The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and

Seller shall have received a certificate, executed by the President and Secretary (or Assistant Secretary) of Buyer, dated the Closing Date to such effect.

      8.2 PERFORMANCE OF AGREEMENTS.

      Each and all of the agreements of Buyer to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and Seller shall have received a certificate, executed by the President and Secretary (or Assistant Secretary) of Buyer, dated the Closing Date, to such effect.

      8.3 OPINION OF COUNSEL.

      Seller shall have received an opinion from Halverson & Applegate, P.S., counsel to Buyer, dated the Closing Date, addressed to Seller, substantially in the form attached hereto as Exhibit E.

      8.4 AUTHORIZATION.

      All corporate and shareholder action necessary to authorize the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby shall have been duly and validly taken, and Seller shall have received a certificate executed by an executive officer of Buyer, dated the Closing Date, to such effect.

      8.5 FINANCIAL ADVISOR'S FAIRNESS OPINION.

      The fairness opinion rendered by Seller's financial advisor shall not have been revoked as of the Closing Date.

      8.6 APPROVAL OF SELLER'S SHAREHOLDERS.

      Seller's shareholders shall have approved this Agreement and the transaction contemplated thereby as required under California law.

      8.7 NO INJUNCTIONS.

      No orders, judgments, injunctions or decrees of any court or governmental agency with respect to which Seller or Buyer or the Transferred Assets have been named or to which Seller or Buyer is a party, have been issued, entered or granted enjoining the transaction contemplated by its agent.

                                    ARTICLE 9

                               FURTHER ASSURANCES

      9.1 EXECUTION OF OTHER INSTRUMENTS.

      From time to time after the Closing, at Buyer's request and without further consideration or additional cost to Seller, Seller shall execute and deliver such other and further instruments of conveyance, assignment, transfer and consent, and take such other action, as Buyer may reasonably request for the more effective conveyance and transfer of ownership of the Transferred Assets.

                                   ARTICLE 10

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

      10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      A claim for any loss, liability, cost, damage or expense relating to the representations and warranties set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for a period of one (1) year after the Closing Date,(except the provision of Section
4.6 shall survive for a period of eighteen (18) months following transfer to Buyer, and provisions relating to state or federal taxes relating to the Business, shall survive for a period of three (3) years following the Closing Date; provided, however, that all such representations and warranties shall survive after the applicable survival period with respect to any claim made by Buyer prior to the expiration thereof until, and shall expire when, such claim is finally resolved. The parties hereto shall be entitled to rely upon such representations and warranties whether or not either party relied on the representations and warranties or had knowledge, acquired before or after the date hereof, from its own investigation or otherwise, of any fact at variance with or any breach of any such representation or warranty. The limitations set forth in this Section 10.1 shall not affect the enforceability of any covenant of this Agreement regardless of whether that covenant may also be deemed a representation or warranty.

      10.2 OBLIGATION OF SELLER TO INDEMNIFY.

      Seller shall indemnify, defend, and hold Buyer harmless from and against any liability, loss, cost, damage or expense sustained by Buyer based upon, arising out of or resulting from any of the following; provided, however, that such indemnification shall not be effective until the aggregate dollar amount of all such liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) exceeds $25,000, provided any such loss was not known by Seller or could not have been known or discovered by Seller in exercise of reasonable care and diligence prior to the time of Closing:

            (a) any misrepresentation, breach of warranty, breach of a covenant of Seller under this Agreement, or non-fulfillment of any agreement on the part of Seller under this Agreement or any of the Related Agreements or any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to Buyer hereunder or thereunder;

            (b) liabilities of Seller not specifically assumed by Buyer including, but not limited to, any successor tax claims and liabilities;

            (c) any bodily injury or property damage to third parties arising out of or related to the Inventory, except to the extent such bodily injury or property damage is the result of acts or omissions by Buyer;

            (d) any claim that Buyer is liable for obligations, responsibilities, liabilities, or debts of Seller, except as is expressly set forth in Section 2.3(b).

            (e) any loss, claim, suit or damage arising out of or related to any claims by Seller's shareholders related to this Agreement or the transactions contemplated thereby;

            (f) any loss, claim, suit or damage arising out of or related to Seller's use of the Transferred Assets prior to the Closing Date; and/or

            (g) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing.

      10.3 OBLIGATION OF BUYER TO INDEMNIFY.

      Buyer shall indemnify and hold Seller harmless from and against any liability, loss, cost, damage or expense sustained by Seller based upon, arising out of, or resulting from any of the following:

            (a) any misrepresentation, breach of warranty, breach of a covenant of Seller under this Agreement, or non-fulfillment of any agreement on the part of Buyer under this Agreement or any of the Related Agreements or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to Seller hereunder or thereunder;

            (b) any liability of Seller specifically assumed by Buyer in connection with the transactions contemplated herein;

            (c) any bodily injury or property damage to third parties arising out of or related to the Inventory, except to the extent such bodily injury or property damage is the result of acts or omissions by Seller;

            (d) any bodily injury to any person or property damage to Seller's property, plant or equipment or other damages as a result of disconnection and removal of Equipment by Buyer or Buyer's agents pursuant to Section 3.2; and/or

            (e) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing.

      10.4 PROCEDURE FOR INDEMNIFICATION.

      Each party hereto agrees to give the other party prompt written notice of any claim, assertion, event or proceeding by or in respect to a third party of which it has knowledge concerning any liability or damage as to which it may request indemnification hereunder; provided, however, that failure to give such notice shall not affect a party's right to be indemnified hereunder.

      10.5 OTHER RIGHTS.

      The rights of each party under this Article 10 shall be in addition to any other rights or remedies that might otherwise be available to such party.

                                   ARTICLE 11

                                   TERMINATION

      This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date as follows:

            (a) by mutual consent of Seller and Buyer;

            (b) by Buyer if any of the conditions set forth in Article 7 hereof shall have become impossible of fulfillment and shall not have been waived by Buyer;

            (c) by Seller if any of the conditions set forth in Article 8 hereof shall have become impossible of fulfillment and shall not have been waived by Seller;

            (d) by either Buyer or Seller if the transactions contemplated hereby are not consummated on or before September 30, 1999 for any reason other than the failure of the party seeking termination to fulfill the conditions set forth in Article 7 hereof, if Seller, or Article 8 hereof, if Buyer.

      If this Agreement is terminated pursuant hereto, this Agreement shall become void and of no further force and effect except that such termination shall be without prejudice to the rights of any party because of the non-satisfaction of conditions set forth in Articles 7 and 8 hereof resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement.

                                   ARTICLE 12

                                     CLOSING

      12.1 CLOSING DATE.

      The closing of the purchase and sale of the Transferred Assets hereunder shall be held at the offices of Severson & Werson, One Embarcadero Center, 26th Floor, San Francisco, California at 10:00 a.m., local time, on July 21, 1999 (the anticipated "Closing Date") or such later date as all conditions to Closing have been satisfied or waived, but not later than September 30, 1999. The time and place of closing is herein referred to as the "Closing" and the date of the Closing is herein referred to as the "Closing Date".

                                   ARTICLE 13

                                    REMEDIES

      13.1 REMEDIES.

      Seller agrees that the Transferred Assets are unique and that Buyer will be irreparably harmed in the event this Agreement is not specifically enforced. The parties further agree that it is impossible to measure in money the damage that will accrue by reason of a refusal by Seller to perform its obligations under this Agreement. Therefore, Seller hereby acknowledges that, in the event that Buyer shall institute any action to enforce the provisions of this Agreement, Buyer will not have an adequate remedy at law and that injunctive or other equitable relief will not constitute any hardship upon Seller.

                                   ARTICLE 14

                 COVENANTS OF SELLER AND BUYER AFTER THE CLOSING

      Seller covenants and agrees with Buyer and Buyer covenants and agrees with Seller provided the Closing occurs hereunder:

      14.1 NON-COMPETITION.

            (a) Except as is provided in subsection (b) below, so long as Buyer, or its successors or assigns, shall carry on any portion of the Business, but not later than ten (10) years from the Closing Date, Seller shall not, directly or indirectly, (i) engage or become interested in, as owner, partner, through stock ownership, investment of capital, lending of money or property, rendering of services or otherwise, either alone or in association with others, in the operation of any business which develops, produces, distributes, sells or markets (A) products of the Business; (B) fresh chilled apple pieces, frozen apple pieces, apple juice concentrate; and (C) or artificial imitations or replicas of products of the Business, except for artificial imitations or replicas not exceeding a combined total of 200,000 pounds of such products per year (other than sales of Inventory by Seller pursuant to Section 3.4 hereof);
(ii) use for its own benefit or disclose to any other person or persons, natural or corporate, the name and/or requirements of any such customer to any other person, or (iii) except as permitted by this Agreement, use for its own benefit or disclose to any other person or persons, natural or corporate, any of the

Transferred Assets. The obligations of Seller under this Section 14.1 shall extend to all countries of the world, all states of the United States and to each of the counties in the State of California. Breach hereof shall entitle Buyer to invoke all of available remedies, at law or in equity, including injunctive relief. If a court of competent jurisdiction determines that the restrictions contained in this Section are too broad to be enforced, it shall modify such provisions to the extent necessary to permit their enforceability.

      (b) Nothing contained in the foregoing section is intended to prohibit Seller from engaging in any business involving (i) processed apple products produced primarily by means of a vacuum drying process; (ii) products which contain both processed apple products and other processed fruit, nut or vegetable products, provided such other processed fruit, nut or vegetable products comprise ten percent (10%) or more of the finished product, by weight;
(iii) products containing processed apple products that are packaged by or on behalf of Seller for retail sale; (iv) organic and pesticide-free processed apple products; or (v) the sale of Inventory not purchased by Buyer under
Section 3.5.

      14.2 REFERRAL OF INQUIRIES.

      After the Closing Date and so long as the non-competition provisions of
Section 14.1 are enforceable, in whole or in part, Seller shall refer to Buyer all inquiries which it may receive, whether from customers or otherwise, relating to the Business and shall forward to Buyer any written orders which it may receive relating to the Business, provided, however, that Seller shall not be obligated to refer inquiries which are reasonably related to the sale of Seller's remaining inventory as provided in Section 3.5.

      14.3 PURCHASE OF PROCESSED APPLE PRODUCTS.

            (a) Seller's Purchase of Processed Apple Products. From the Closing Date and for a period of ten (10) years thereafter, Seller agrees to provide first option to Buyer to supply all of its requirements of processed apple products.

            (b) Buyer's Option to Supply. If Seller intends to purchase any processed apple products from a supplier other than Buyer, Seller shall provide evidence satisfactory to Buyer of the terms and conditions of said supplier's offer. Buyer shall have seven (7) days thereafter to meet said offer. If Buyer elects not to meet the terms and conditions of the offer, Seller may then fill that offer through the other supplier.

      14.4 CONFIDENTIALITY AND NON-DISCLOSURE.

            (a) Seller shall not, disclose, divulge, communicate or otherwise make known, directly or indirectly, to any person any Confidential or Proprietary Information, as hereinafter defined. In addition, Seller shall use all commercially reasonable efforts to keep such information confidential. As used herein, Confidential or Proprietary Information means all production methods and processes, financial information, customer specifications, customer information, contract terms and product specifications related to the Business and constituting a part of Transferred Assets. Except as to the express use permitted Seller under Section 1.3, Seller shall not, directly or indirectly, make any use of or exploitation of any such information or cause or permits others to make any use or exploitation of any such information. Breach hereof shall entitle Buyer to invoke all of available remedies, at law or in equity, including injunctive relief. If a court of competent jurisdiction determines that the restrictions contained in this Section are too broad to be enforced, it shall modify such provisions to the extent necessary to permit their enforceability.

            (b) Confidential and Proprietary Information does not include any information that: (i) is in the public domain through no act or omission by Seller, its employees, agents, or others working on its behalf; (ii) is demonstrated by Seller to have been independently developed by Seller (or by a third party and lawfully disclosed to Seller) after the date hereof; (iii) is rightfully received by Seller from third parties who were entitled to receive and transfer the information; or (iv) is specifically identified in a written agreement, which is signed by an officer of Buyer and specifically refers to this Agreement, that approves Seller's use of the information.

      14.5 CHANGE OF CORPORATE NAME.

      On or before December 31, 1999, Seller shall amend its Articles of Incorporation to change its name to a name not containing the word "Vacu-dry" or a word or words similar thereto.

      14.6 ACCESS.

      For a period of six months following Closing, Seller, subject to the availability of relevant employees at no additional cost to Seller, shall provide to Buyer, its employees, agents, or its representatives such information with respect to the Transferred Assets as Buyer or its representatives may reasonably request.

                                   ARTICLE 15

                             EXPENSES OF THE PARTIES

      15.1 EXPENSES OF THE PARTIES.

      Each party shall pay its respective expenses incurred in connection with the negotiation, execution and performance of this Agreement.

                                   ARTICLE 16

                                     NOTICES

      16.1 NOTICES.

      Any notice to any party hereto given pursuant to this Agreement shall be in writing addressed as follows:

if to Buyer:                        Tree Top, Inc.
                                    220 E. Second
                                    P. O. Box 48
                                    Selah, Washington 98942
                                    Attn:  President - Ingredient Division
                                    Telephone: (509) 697-7251
                                    Telecopier: (509) 697-0463

with a copy to:                     Halverson & Applegate, P.S.
                                    311 North 4th Street
                                    Yakima, Washington  98907
                                    Attn: Terry C. Schmalz, Esq.
                                    Telephone:  (509) 575-6611
                                    Telecopier:  (509) 457-2419

if to Seller:                       Vacu-dry Company
                                    100 Stony Point Road, Suite 200
                                    Santa Rosa, California 95401
                                    Attn:  President
                                    Telephone:  (707) 535-4000
                                    Telecopier:  (707) 535-4010

with a copy to:                     Severson & Werson
                                    One Embarcadero Center, 26th Floor
                                    San Francisco, California  94111
                                    Attn:  Roger S. Mertz, Esq.
                                    Telephone:  (415) 398-3344
                                    Telecopier:  (415) 956-0439

      Any such address may be changed by any party by written notice to the other party. Any notice shall be deemed delivered (i) if transmitted by electronic facsimile transmission, when the appropriate number is transmitted and written acknowledgement by recipient is received by sender, (ii) if delivered personally, when received, or (iii) if mailed by registered or certified mail, postage prepaid, return receipt requested, when received.

                                   ARTICLE 17

                               DISPUTE RESOLUTION

      17.1 MANDATORY ARBITRATION.

      Any controversy or claim between or among the parties, their agents, employees and affiliates, arising out of or relating to this Agreement or the Related Agreements, including without limitation any claim based on or arising from an alleged tort, shall, at the option of any party, be resolved through mandatory arbitration in accordance with the rules then in effect of the American Arbitration Association ("AAA") and Title 9 of the U. S. Code, notwithstanding any other choice of law provision in the Agreement or the Related Agreements. All statutes of limitations or any waivers contained herein which would otherwise be applicable shall apply to any arbitration proceeding under this Section 17.1. The parties agree that related arbitration proceedings may be consolidated. The arbitrator shall prepare written reasons for the award. The location of the arbitration shall be in San Francisco, California. The arbitrator or arbitrators shall be generally skilled in the legal and business aspects of the subject matter at issue. If the parties so agree, a single arbitrator shall be selected jointly by Buyer and Seller to settle the dispute. If the parties cannot agree upon the selection of an arbitrator within fifteen
(15) days after the receipt by one party from the other of a notice of arbitration, then each party shall within fifteen (15) days after the expiration of said fifteen (15) day period select one arbitrator. If either party fails to appoint an arbitrator within that fifteen (15) days period, the other party may designate an arbitrator for the party who failed to make such appointment. The two arbitrators shall select a third arbitrator within fifteen (15) days after their appointment; if the two arbitrators selected by the parties cannot agree upon a third arbitrator, the third arbitrator shall be appointed by the AAA. The arbitrators shall promptly determine whether and in what amount a payment should be made to the prevailing party and shall submit a written report of their decision to Buyer and Seller. The decision of the majority of the arbitrators shall be binding upon all parties. The arbitrators shall not be entitled to award punitive damages. Judgment upon the award rendered may be entered in any court having jurisdiction.

      17.2 PROVISIONAL REMEDIES AND SELF HELP.

      No provision of, or the exercise of any rights under, Section 17.1 shall limit the right of any party to exercise self help remedies such as set-off, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration.

                                   ARTICLE 18

                                  MISCELLANEOUS

      18.1 ENTIRE AGREEMENT; WAIVERS.

      This Agreement (including all attachments hereto) comprises the entire agreement between the parties hereto as to the subject matter hereof and supersedes all prior agreements and understandings between them relating thereto. Each party may extend the time for, or waive the performance of, any of the obligations of the other, waive any inaccuracies in the representations or warranties of the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, but only by an instrument in writing signed by the party granting such extension or waiver. 18.2 Attorneys Fees.

      18.2 ATTORNEYS FEES

      If any legal action, arbitration, mediation or other proceeding is brought for the enforcement of this Agreement or the Related Agreements, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement or the Related Agreements, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      18.3 GOVERNING LAW.

      This Agreement is made and shall be construed in accordance with the laws of the State of California.

      18.4 SUCCESSORS AND ASSIGNS.

      This Agreement shall inure to the benefit of, and be binding upon and enforceable against, the respective successors and assigns of the parties hereto but may not be assigned by any party without the prior written consent of the other parties.

      18.5 CAPTIONS.

      Captions are supplied herein for convenience only and shall not be deemed a part of this Agreement for any purpose.

      18.6 COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes.

      18.7 SEVERABILITY.

      If any term or provision of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this

Agreement or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written by their duly authorized officers.

                                        Seller:

                                        VACU-DRY COMPANY


                                        By /s/ Gary L. Hess
                                           -------------------------------------
                                           Gary L. Hess, President

Attest:

/s/ William Burgess
------------------------------------
William Burgess, Assistant Secretary

                                        Buyer:

                                        TREE TOP, INC.


                                        By /s/ Ray Dilschneider
                                           -------------------------------------
                                           Ray Dilschneider, President -
                                           Ingredient Division

Attest:

/s/ R.W. Bailey
------------------------------------
/s/ R.W. Bailey, Assistant Secretary

                         LIST OF SCHEDULES AND EXHIBITS

                                    SCHEDULES

      Schedule 3.1(a)            Transferred Equipment

      Schedule 3.3               Inventory

      Schedule 5.3               Non-Contravention Exceptions

      Schedule 5.4               Consent Exceptions

      Schedule 6.4               Customer Contracts

                                    EXHIBITS

      Exhibit A                  Escrow Agreement

      Exhibit B                  Bill of Sale

      Exhibit C                  Form of Opinion of Seller's Counsel

      Exhibit D                  Confidentiality and Non-Disclosure Agreement

      Exhibit E                  Form of Opinion of Buyer's Counsel

      Exhibit F                  Form of Non-Competition Agreement

      Exhibit G                  Form of Non-Competition Agreement

                                     ANNEX B

               FAIRNESS OPINION OF SUTTER SECURITIES INCORPORATED

                                                                  July ___, 1999

Board of Directors
Vacu-dry Company
100 Stony Point Road, Suite 200
Santa Rosa 95401

      Attention: Gary Hess, President and Chief Executive Officer

Dear Sirs:

We understand that Vacu-dry Company ("Vacu-dry") has entered into an agreement with Tree Top, Inc. ("Tree Top") pursuant to which Tree Top would purchase certain assets of Vacu-dry's air dried and drum dried evaporated and low moisture apple business (the "Transaction"). You have provided us with the Asset Purchase Agreement dated June 21, 1999, between Tree top and Vacu-dry (the "Agreement").

The Agreement provides that Tree Top will pay $12,000,000 for the assets of the business, including certain equipment and the trade name, but excluding current assets. Tree Top also will buy salable inventory unsold as of September 30, 1999, and will have the option to buy certain other inventory; however, Tree Top will not buy inventory in excess of an aggregate purchase price of $2,750,000.

You have asked us to render our opinion as to whether the Transaction is fair, from a financial point of view, to the shareholders of Vacu-dry.

In the course of our analyses for rendering this opinion, we have:

      1.    reviewed the Consent Statement;
      2.    reviewed the Agreement;
      3. reviewed Vacu-dry's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended June 30, 1996 through 1998, and its Quarterly Reports on Form 10-Q for the periods ended September 30, 1998, December 31, 1998, and March 31, 1999;
      4. reviewed certain operating and financial information provided to us by management relating to business and prospects of Vacu-dry's continuing operations and of the operations being sold pursuant to the Agreement;
      5. met with Vacu-dry's senior management to discuss the operations, historical financial statements and future prospects of the continuing operations and of the operations being sold pursuant to the Agreement;
      6.    reviewed pro forma data provided by Arthur Andersen LLP;
      7.    visited Vacu-dry's facilities in Sebastopol, California;
      8. reviewed the appraisal of Vacu-dry's properties in Sebastopol by G.F. Hornsby & Associates, dated June 3, 1998;
      9. reviewed the historical market prices and trading volume of the common shares of Vacu-dry; and
      10. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

In the course of our review, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us by Vacu-dry. We have not assumed any responsibility for the information provided to us and we have further relied upon the assurances of the management of Vacu-dry that it is unaware of any facts that would make the information provided to us incomplete or misleading. In arriving at our opinion, we have not performed any independent appraisal of the assets of Vacu-dry. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

Based on the foregoing, it is our opinion that the Transaction is fair, from a financial point of view, to the shareholders of Vacu-dry.

                                        Very truly yours,

                                        SUTTER SECURITIES INCORPORATED


                                        By:_____________________________________
                                           Senior Managing Director


                                      B-2